UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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IBERIABANK CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF

ANNUAL MEETING AND PROXY STATEMENT

2018

IBERIABANK Corporation™

April 9, 2018

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of IBERIABANK Corporation to be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, on Wednesday, May 9, 2018, at 4:00 p.m., Central Time.

The matters to be considered by shareholders at the Annual Meeting are described in the accompanying materials. Also enclosed is an Annual Report to Shareholders for 2017. Directors, officers, and other associates of the Company, as well as representatives of the Company’s independent registered public accounting firm, will be present to respond to any questions shareholders may have.

The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company’s affairs and encourages those entitled to vote at the Annual Meeting to take the time to do so. We hope you will attend the Annual Meeting. Whether or not you expect to attend, please vote your shares by signing, dating, and promptly returning the enclosed proxy card in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will ensure that your shares are represented at the Annual Meeting.

Even though you execute this proxy, vote by telephone or vote via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet), or by voting in person at the Annual Meeting. If you attend the Annual Meeting, you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, voted by telephone or via the Internet.

Your vote is important to us. We appreciate your prompt attention to this matter and your continued support of and interest in IBERIABANK Corporation.

Sincerely,

Daryl G. Byrd

President and Chief Executive Officer

Phone 337-521-4012 • FAX 337-521-4021 • 200 West Congress Street • Post Office Box 52747 • Lafayette, LA 70505-2747

IBERIABANK CORPORATION

200 WEST CONGRESS STREET

LAFAYETTE, LOUISIANA 70501

Notice of Annual Meeting of Shareholders

to be Held on May 9, 2018

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IBERIABANK Corporation will be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, on Wednesday, May 9, 2018, at 4:00 p.m., Central Time, for the purpose of considering and acting on the following:

1.	Election of four directors, each for a three-year term expiring in 2021;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	Approval, on an advisory basis, of the compensation of the Named Executive Officers; and

4.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 21, 2018, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

Robert B. Worley, Jr.

Secretary

Lafayette, Louisiana

April 9, 2018

Important Notice Regarding the Availability of Proxy Materials for the

2018 Annual Meeting of Shareholders to be held on May 9, 2018

This Notice and Proxy Statement, the Company’s 2017 Annual Report to Shareholders and the Company’s

Annual Report on Form 10-K for the year ended December 31, 2017 are available electronically at

http://www.iberiabank.com/globalassets/proxy-2018.pdf

Whether or not you expect to attend the Annual Meeting, please vote by Internet or telephone, or complete the enclosed proxy and return promptly in the postage–paid envelope provided. If you vote by Internet or telephone, use the instructions on the enclosed proxy card. If you attend the Annual Meeting, you may vote either in person or by proxy. Any proxy previously executed may be revoked by you in writing or in person at any time prior to its exercise.

2018 Proxy Statement i

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

Annual Meeting of Shareholders

May 9, 2018

This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors for use at the 2018 Annual Meeting of Shareholders to be held on May 9, 2018, or at any adjournments or postponements thereof (the “Annual Meeting”). We sometimes refer to IBERIABANK Corporation in this Proxy Statement as the “Company,” “IBKC,” “we,” “us,” or “our.”

Your proxy will be voted in the manner you specify if you vote properly and timely by the Internet or telephone or if you complete and return the enclosed proxy card. You may revoke your proxy by notifying our Secretary in writing, by delivering a properly executed proxy of later date (either in writing, telephonically, or via the Internet) to the Secretary at or before the Annual Meeting, or by voting in person at the Annual Meeting.

This Proxy Statement was mailed on or about April 9, 2018, to each shareholder of record at the voting record date.

Introduction

This Proxy Statement provides an overview of matters that are very important to our shareholders and the continued success of our business. During 2017, we worked diligently to achieve the specific financial goals of the Company, which included loan and deposit growth, improving asset quality, maximizing operating efficiencies, strengthening fee income businesses and deploying excess capital. As described below, we made progress towards achieving some of these goals and encountered setbacks in others. To the extent that we have not met the goals that we set forth for the Company, we have already taken action to address our shortfalls and have set clear priorities for 2018, remaining highly focused on maximizing shareholder returns, ensuring alignment between performance and executive compensation, and maintaining shareholder governance best practices consistent with our successful business model and risk tolerance.

For 2017, the Company earned $2.59 per share of GAAP EPS and $4.47 per share on a core basis, compared to $4.30 and $4.43 in 2016, respectively. At year-end, our total assets grew to $27.9 billion, or 29% higher than year-end 2016. We are now operating in 11 states, in 33 metropolitan statistical areas (“MSA”), with a meaningful presence in the top 5 MSAs in the

Southeastern United States. The total market capitalization of our Company rose from $3.8 billion at year-end 2016 to almost $4.2 billion at year-end 2017, an 11% increase.

Results in 2017 were primarily impacted by the acquisition of Sabadell United Bank, N.A. (“Sabadell United”) from Banco de Sabadell, S.A. (“Banco Sabadell”) on July 31, 2017 for total consideration of $1.0 billion. This acquisition expanded our presence in Southeast Florida, specifically Miami, the largest MSA in Florida. The acquisition added $4.0 billion in loans and $4.4 billion in deposits after preliminary fair value adjustments. The Company successfully completed the conversion of branch and operating systems associated with the acquisition during October of 2017. The Company incurred acquisition and conversion (collectively, “merger-related”) expenses of $41.0 million during 2017 related to the acquisition of Sabadell United.

In addition, 2017 results were impacted by the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) on December 22, 2017. The Tax Act resulted in significant corporate tax reform, including a reduction of the corporate income tax rate from 35% to 21% effective January 1, 2018, and changes in business deductions,

2018 Proxy Statement 1

Introduction

among others. Under U.S. GAAP, recognition of the effects of tax law changes is required in the period of enactment, the most significant of which was remeasuring our deferred tax assets and liabilities, resulting in a $51.0 million increase to 2017 income tax expense. The full impact of the Tax Act is still being determined, and final determinations could result in changes to the provisional $51.0 million income tax expense reported, which will be recorded within one year (the “measurement period”) of the enactment date of the Tax Act, in accordance with recent SEC guidance.

The “Compensation Discussion and Analysis” section of this Proxy Statement provides a summary of our results compared to peers. Highlights of our focused efforts in 2017 are summarized below:

Shareholder Focus

•	Increased cash dividends declared on common stock by over 4%;

•	Returned 57% of net income available to common shareholders through dividends;

•	Increased total market capitalization by 11%;

•	Experienced a 26% positive total shareholder return ratio for the three-year period ended December 31, 2017, which includes share price appreciation and dividends paid on our common stock.

Efficiency

•	Closed or consolidated 11 bank branches;

•	GAAP efficiency ratio increased to 66% in 2017 from 64% in 2016, but excluding non-core items improved to 60% in 2017 from 62% in 2016;

•	Improved our core tangible efficiency ratio 200 basis points to 58% in 2017 from 60% in 2016;

•	Increased net revenues by $137 million while non-interest expense increased $109 million;

•	Non-interest income declined $23 million, or 10%, as mortgage income decreased $20 million, or 24%.

Asset Quality

•	Non-performing assets decreased $72 million, or 29%, compared to 2016, driven by a decrease in non-performing loans of $78 million, or 34%;

•	Non-performing assets as a percentage of total assets decreased 52 basis points to 0.64% in 2017;

•	Non-performing loans as a percentage of total loans decreased 77 basis points to 0.76% in 2017.

Balance Sheet Strength

•	Average total loans increased by $2.5 billion, or 17%, to $17.2 billion;

•	Average total deposits increased by $2.7 billion, or 17%, to $19.0 billion;

•	Asset-sensitive; well-positioned for rising interest rate environment (based on recent asset sensitivity modeling for the Company, each 25 basis point increase in the Fed Funds rate is estimated to increase quarterly EPS by four cents).

Other Notable Achievements

•	Expanded our presence in Southeast Florida adding 25 offices serving the Miami metropolitan area and 3 offices in Naples, Sarasota and Tampa.;

•	Iberia Wealth Advisors grew total assets under management/administration over $0.9 billion, or 35%, to a total of $3.6 billion, as a result of both organic growth of $0.3 billion and the acquisition and integration of Sabadell United, which brought $0.6 billion in assets under management to IWA; and

•	Announced in October 2017 an agreement to acquire Gibraltar Private Bank & Trust Company (“Gibraltar”). The Company received all necessary regulatory and shareholder approvals and closed the transaction and converted branch and operating systems at the end of March 2018.

Our focus on continuous improvement in financial results over the last several years is similar to our focus on corporate governance and compensation matters, as evidenced by the following actions:

2008—Adopted over-boarding restrictions, board resignation policy, stock ownership guidelines, and director education programs;

2009—Established Board Risk Management Committee;

2011—Implemented annual voting on say-on-pay;

2012—Adopted majority voting policy for uncontested elections;

2013—Adopted compensation recovery (“claw-back”) policy, committed to de-clawing blank check preferred stock, and finalized our mandatory director retirement age policy;

2014—Restructured executive compensation programs to be more quantitative and less qualitative; introduced performance based long-term incentives; modified compensation benchmarking; publicly disclosed incentive metrics; commenced investor outreach; and

2	2018 Proxy Statement

Introduction

2016—Adopted 2016 Stock Incentive Plan, incorporating changes based on investor feedback.

We believe well-designed compensation programs tie executive pay and performance through short-term and long-term incentives that are appropriately structured to manage the overall risk of the Company. Feedback from our shareholder engagement and outreach led us to make changes in our executive compensation program in 2016, including redesigning our short-term and long-term incentive programs, improving transparency associated with these programs, and providing greater weighting toward performance-based compensation.

In addition, our Board is focused on Board refreshment and enhanced committee rotation. We recently implemented corporate governance policy changes including raising stock ownership guidelines, prohibiting new 280G excise tax gross-ups, moving to “double-trigger” mechanisms in new change-in-control severance agreements, and restricting pledging of Company stock. We recognize the importance to our shareholders of appropriate risk management and Board independence.

This year, we are asking our common shareholders to vote on three important matters:

•	The election of four directors, all of whom are incumbent directors;

•	The ratification of appointment of an independent registered public accounting firm; and

•	The approval, on an advisory basis, of the compensation of our Named Executive Officers, or NEOs (also called “Say-on-Pay”).

Our Corporate Governance Guidelines, Codes of Ethics, Conflicts of Interest Policies, and Board Committee charters are available on the “Investor Relations” portion of the Company’s website at www.iberiabank.com under “Resources” and then “Corporate Governance”.

Importantly, we listen to our shareholders, we value your support, and we encourage you to share your opinions and suggestions with us. You can reach us by e-mail at investor@iberiabank.com, call us at 337-521-4012, or write to us at IBERIABANK Corporation, c/o Investor Relations, 200 West Congress Street, 12th Floor, Lafayette, LA 70501.

2018 Proxy Statement 3

Questions and Answers

∎	Who may vote?

You may vote if you were a holder of record of IBERIABANK Corporation (“IBKC” or the “Company”) common stock at the close of business on March 21, 2018, which is the record date of the Annual Meeting. Each share of common stock entitles its holder to one vote on each matter to be voted on at the Annual Meeting. Holders of our outstanding shares of preferred stock do not have voting rights at the Annual Meeting.

Participants in our Retirement Savings Plan (the “Plan”) will receive a Voting Authorization Form for the common stock owned through the Plan. If you hold shares as a participant in the Plan and you do not provide the Plan trustees with voting instructions on any matter (either by not returning a Voting Authorization Form or voting by phone or online or due to incomplete voting instructions) and you do not vote in person by attending the Annual Meeting, your shares will be voted in the same proportion as the shares for which voting instructions were provided by other participants. The Voting Authorization Form will serve as voting instructions for trustees of the Plan.

∎	What may I vote on?

You may vote on:

•	The election of four nominees to serve as directors, for three-year terms expiring in 2021;

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

•	Approval, on an advisory basis, of the compensation of our Named Executive Officers; and

•	Such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

∎	How does the Board of Directors recommend I vote?

The Board recommends that you vote:

•	FOR each of the nominees for director;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018;

•	FOR the approval of the compensation of our Named Executive Officers.
∎	If I am a shareholder of record of IBKC shares, how do I cast my vote?

If you are a holder of record of IBKC common stock, you may vote in person at the Annual Meeting. We will give you a ballot at the Annual Meeting.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote in one of the following three ways:

•	Vote by proxy using the enclosed proxy card. To vote by proxy using the enclosed proxy card (if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided;

•	Vote by proxy on the Internet. To vote by proxy on the Internet, go to www.investorvote.com/ibkc to complete an electronic proxy card. You will need the 15-digit Control Number included on your proxy card; or

•	Vote by proxy over the telephone. To vote by proxy over the telephone, dial 1-800-652-VOTE (8683) (the toll-free phone number listed on your proxy card under the heading “Vote by telephone”) using a touch-tone phone and follow the recorded instructions.

If you vote by mail, your proxy must be received by 11:00 a.m., Central Time, on May 9, 2018, to be counted.

You may vote on the Internet or by telephone any time prior to 1:00 a.m., Central Time, on May 9, 2018.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

∎	If I am a beneficial owner of IBKC shares held in street name, how do I vote?

If you are a beneficial owner of shares of IBKC common stock held in street name (i.e., your shares are held by a broker) and you received a printed copy of these proxy materials by mail, you should have received a voting instruction card with these proxy materials from the organization that is the record owner of your shares rather than from us. Beneficial owners that received a printed copy of these proxy materials by mail from the record owner may complete and mail that voting

4	2018 Proxy Statement

Questions and Answers

instruction card or may vote by telephone or over the Internet as instructed by that organization in the voting instruction card. Beneficial owners that received a notice by mail from the record owner should follow the instructions included in the notice to view the Proxy Statement and transmit their voting instructions. If you provide specific voting instructions, your broker or nominee will vote your shares as you direct.

A beneficial owner planning to vote in person at the Annual Meeting must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

∎	May I change my vote?

If you are a holder of record of shares of IBKC common stock, you may change your vote or revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	Voting again by telephone or over the Internet;

•	Sending us a proxy card dated later than your last vote;

•	Notifying the Secretary of IBKC in writing; or

•	Voting at the Annual Meeting.

∎	How many votes do the proposals need in order to be approved?

Directors are elected by a plurality of the votes cast (Proposal I). Shareholders may vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

Our Board has adopted a majority voting policy which applies to an uncontested election of directors. Under this policy, any nominee for director who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election is required to promptly tender his or her resignation following certification by the Secretary of the shareholder vote. The Nominating and Corporate Governance Committee would then consider the resignation and make a recommendation to our Board as to the action to be taken. This policy does not apply in contested elections. For more information, see “Proposal I—Election of Directors—Majority Voting for Directors; Director Resignation Policy.”

The affirmative vote of a majority of the votes actually cast is required for: (i) ratification of the appointment of the independent registered public accounting firm (Proposal II), and (ii) the approval, on an advisory basis, of the compensation of the Named Executive Officers (Proposal III). Shareholders may vote “FOR,” “AGAINST,” or “ABSTAIN” on Proposal II and Proposal III. If you abstain from voting on Proposal II or III, your shares will be counted as present for purposes of establishing a quorum, but will not be counted as a vote cast for the proposal and will have no effect on the proposal.

If you are the registered holder of IBKC common stock and you sign and submit your proxy card without voting instructions, your shares will be counted for purposes of establishing a quorum, and will be voted “FOR” each director nominee and “FOR” each of Proposals II and III.

∎	Is cumulative voting permitted for the election of directors?

No. You may not accumulate your vote for the election of directors.

∎	What are broker non-votes?

A broker “non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have discretionary authority to vote and has not received specific instructions from you. Under the rules of the New York Stock Exchange, if your broker holds your shares (i.e., your shares are held in “street name”) and delivers this Proxy Statement to you, the broker generally has authority to vote the shares on “routine” matters. Proposal II is a matter we believe will be considered “routine”; even if the broker does not receive instructions from you, the broker is entitled to vote your shares in connection with Proposal II. The other Proposals (I and III) are matters we believe will be considered “non-routine;” the broker is not entitled to vote your shares without instructions. Shares held in street name which have been designated by brokers as not voted (“broker non-votes”) will not be counted as votes cast. Broker non-votes, however, will be treated as shares present for purposes of determining a quorum. Brokers who are not members of the New York Stock Exchange may not be able to exercise discretionary authority with respect to even routine items depending on the rules of the exchange or market of which the broker is a member.

2018 Proxy Statement 5

Questions and Answers

∎	How many outstanding shares of IBKC common stock are there?

At the close of business on March 21, 2018, which is the record date for the Annual Meeting, there were 53,988,483 shares of IBKC common stock, par value $1.00 per share, outstanding and entitled to vote.

∎	What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of our total voting power will constitute a quorum at the Annual Meeting. Only shareholders of record at the close of business on March 21, 2018, are entitled to notice of, and to vote at, the Annual Meeting.

∎	Will my vote be confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

∎	How will voting be conducted on other matters raised at the Annual Meeting?

The form of proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve. It also confers discretionary authority with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to us in accordance with our Articles of Incorporation. Except for procedural matters incident to the conduct of the Annual Meeting, we do not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

∎	Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Additional solicitations of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and other regular associates, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson LLC to assist us in the distribution of proxy materials. We will pay Georgeson LLC a fee of $8,500 plus customary costs and expenses for these services, and we will indemnify Georgeson LLC against any losses arising out of Georgeson LLC’s proxy solicitation services on our behalf. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding materials to the beneficial owners of shares held of record by others.

∎	Where can I find the voting results of the Annual Meeting and the Board’s decision regarding the frequency of future non-binding advisory votes on executive compensation?

We will disclose voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting, which will also be available on our website. We will also disclose in the Form 8-K how frequent the Company will hold future non-binding advisory votes on executive compensation.

∎	When must shareholder proposals be submitted for the 2018 Annual Meeting?

Shareholder proposals submitted for inclusion in our 2018 Proxy Statement must have been received in writing by our Secretary no later than the close of business on December 8, 2017. Shareholder proposals submitted outside the process for inclusion in the Proxy Statement must have been received from shareholders of record no later than March 10, 2018.

∎	I share an address with another shareholder, and we received only one paper copy of the proxy materials and 2017 Annual Report to Shareholders. How may I obtain an additional copy of the proxy materials and Annual Report?

A single proxy statement and 2017 Annual Report to Shareholders, along with multiple proxy cards representing each shareholder account, will be delivered in one envelope to certain multiple shareholders having the same last name and address and to certain individuals

6	2018 Proxy Statement

Questions and Answers

with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder.

If you would like to enroll in this service or receive individual copies of all documents, now or in the future,

please contact Computershare by calling 1-800-368-5948 or writing Computershare, P.O. Box 505000, Louisville, KY 40233. We will promptly deliver a separate copy of all documents to a shareholder at a shared address to which a single copy of the documents was delivered upon request to Computershare.

2018 Proxy Statement 7

Proposal I—Election of Directors

Directors and Nominees

Our Articles of Incorporation provide that the Board of Directors will be divided into three classes, as nearly equal in number as possible, with each class elected by the shareholders for staggered three-year terms. At the Annual Meeting, shareholders will be asked to elect one class of directors, consisting of four directors, for three-year terms expiring in 2021. The nominees of the Nominating and Corporate Governance Committee of the Board of Directors are currently directors and have not been nominated pursuant to any other arrangement or understanding with any person. Shareholders are not entitled to cumulate their votes for the election of directors.

Our Bylaws currently provide for a Board of 11 persons. No person shall be eligible for nomination or election as a director who shall have attained the age of 76 years.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted “FOR” the election of the four nominees listed below. In the unanticipated event that any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the Bylaws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted for any replacement nominee or nominees recommended by the Nominating and Corporate Governance Committee. At this time, the Nominating and Corporate Governance Committee knows of no reason why any of the nominees might be unable to serve, if elected.

Consistent with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee seeks to nominate candidates with diverse experiences and perspectives who have the ability to contribute to some aspects of our business and a willingness to make the significant commitment of time and effort required of our directors. Community involvement and leadership are important criteria for our Board members. Each of the nominees listed below possesses these attributes.

Majority Voting for Directors; Director Resignation Policy

In 2012, the Board of Directors approved an amendment to our Corporate Governance Guidelines regarding majority voting for directors. The Board reviewed corporate governance developments and an interested shareholder proposal on the subject of majority voting in the election of directors. The Board concluded that when shareholder “WITHHOLD” votes exceed “FOR” votes with regard to a director nominee, the Nominating and Corporate Governance Committee and the Board should carefully consider and assess whether it would be appropriate for the director nominee to remain on the Board.

As amended, the Corporate Governance Guidelines provide that in an uncontested director election, any nominee for director who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) would promptly tender his or her resignation following certification by the Secretary of the shareholder vote. The current plurality vote standard will be retained for contested director elections (elections in which the number of director nominees exceeds the number of Board seats).

The Nominating and Corporate Governance Committee would promptly consider the resignation offer, and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board would act on the Committee’s recommendation within 90 days following certification of the shareholder vote.

If each member of the Committee received a Majority Withheld Vote at the same election, then the directors who did not receive a Majority Withheld Vote would consider the resignation offers and recommend to the Board whether to accept them. If four or fewer directors failed to receive a Majority Withheld Vote, all directors may participate in the action regarding the resignation offers. Any director who tenders his or her resignation pursuant to the Guidelines would not participate in the Committee’s recommendation or Board action regarding whether to accept his or her individual offer to resign. Thereafter, the Board would promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K furnished to the SEC.

A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of the Company’s website, at http://www.iberiabank.com.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S

SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES BELOW.

8	2018 Proxy Statement

Nominees for Terms to Expire in 2021

Ernest P. Breaux, Jr.

• Resides in New Iberia, LA

• Director Since 1999

• 73 Years of Age

• Independent

• Committees: Board Risk, Investment (Chairman) and Nominating and Corporate Governance

Ernest P. Breaux, Jr. was the Chairman and Chief Executive Officer of Ernest P. Breaux Electrical, Inc., an electrical contracting company from 2005-2010 and a consultant to that company until 2013. The company, headquartered in New Iberia, Louisiana, specializes in all fields of electrical instruction. Mr. Breaux was also Chairman and Chief Executive Officer of Equipment Tool Rental and Supply, Inc., Iberia Investment Group, LLC, and Iberia Investments Land Holdings, LLC. Mr. Breaux retired in September 2010.

A native of New Iberia, Louisiana, Mr. Breaux was heavily involved in the electrical industry and within the communities he served. He continues to be an active member of the Institute of Electrical and Electronic Engineers, Louisiana Engineering Society (Registered Engineer), Associated Builders and Contractors (Past President) and the Iberia Industrial Development Foundation (Past Chairman). He is also a past member of the National Joint Apprenticeship Training Committee, Education Industry and Business Council (Past Co-Chairman), State of Louisiana Licensing Board for Contractors, State of Louisiana Work Force Development (under Governor Mike Foster) and the Vision 2000 Commission (City of New Iberia, Louisiana). From January 2011 to December 2013, he was a member of the Finance Committee of the Community Foundation of Acadiana.

His honors include the Patterson Award as Outstanding Electrical Apprentice of Southwest Chapter of NECA (NJATC) in 1967, Merit Shop Man of the Year (Associated Builders and Contractors) in 1992, the Integrity Award (Lafayette Better Business Bureau) in 1997, Outstanding Service as Chairman of Education, Industry and Business (Iberia Industrial Development Foundation) in 2001, Beam Club Award Recipient (ABC) in 2002 and the A.B. Paterson Medal for an Engineer in Management in 2005.

From 2001-2004, Mr. Breaux was Regional Operating Officer for Regions 1, 4 and Gulf Plains of Integrated Electrical Services, Inc. (“IES”). In August 2007, the SEC filed a complaint in the Southern District of Texas, Houston Division, against IES and certain of its former officers and associates, including Mr. Breaux. The complaint alleged that the former officers and associates aided and abetted IES’s violations of Sections 13(a) and 13(b) (2) (A) of the Securities Exchange Act of 1934 and Rules 12b-20, 13a-1, and 13a-13 thereunder. On August 30, 2007, Mr. Breaux, without admitting or denying the alleged disclosure and accounting violations, agreed to settle the SEC’s action by consenting to a permanent injunction against future violations.

Mr. Breaux’s business experience and contacts in the local community are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Daryl G. Byrd

• Resides in New Orleans, LA

• Director Since 1999

• 63 Years of Age

• Not Independent

• Committees: Executive and Investment

Daryl G. Byrd is President and Chief Executive Officer of IBERIABANK Corporation and IBERIABANK, headquartered in Lafayette, Louisiana. He also serves on the Board of Directors of each organization.

A native of Columbia, South Carolina, Mr. Byrd began his banking career with Trust Company Bank of Georgia (now SunTrust) in 1980. In 1985, he moved from North Carolina having worked for BB&T, to Louisiana to lead commercial lending activities for First National Bank of Lafayette, a subsidiary of First Commerce Corporation. In 1990, Mr. Byrd was named President and CEO of Rapides Bank and Trust Company in Alexandria, another subsidiary bank of First Commerce Corporation. In 1992, he moved to First National Bank of Commerce, the lead bank for First Commerce Corporation, as Executive Vice President in charge of the commercial banking and mortgage banking groups. During his tenure in New Orleans with First Commerce, he also managed the strategic development for multiple businesses and had responsibility for other business lines and support functions. Following the First Commerce/Bank One merger, Mr. Byrd was named President and CEO of Bank One, Louisiana, New Orleans region. He joined IBERIABANK Corporation and IBERIABANK in mid-1999.

From January 2011 until December 2013, Mr. Byrd was the Federal Advisory Council representative for the Sixth District of the Federal Reserve System and a member of the Federal Advisory Council, which is composed of 12 representatives of the banking industry and consults with

2018 Proxy Statement 9

Nominees for Terms to Expire in 2021

and advises the Board of Governors of the Federal Reserve System on matters within the Board’s jurisdiction.

Some of Mr. Byrd’s current community and civic affiliations include: Eaglebrook School—Deerfield, Massachusetts, member board of trustees; The Order of St. John, member; New Orleans Jazz Orchestra, board; The University of Alabama, Culverhouse College of Commerce, Board of Visitors, member; and, Mid-Sized Bank Group, board.

Mr. Byrd earned a Bachelor of Science degree in Business Administration from Samford University in 1976 and a Master of Business Administration degree from the University of Alabama at Birmingham in 1978.

Mr. Byrd’s banking experience, his knowledge of our products and services and the regulatory environment in which we operate, as well as his relationships in the banking and financial industries, are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

John N. Casbon

• Resides in New Orleans, LA

• Director Since 2001

• 69 Years of Age

• Independent

• Committees: Board Risk (Chairman), Compensation, and Nominating and Corporate Governance

John N. Casbon serves as Executive Vice President of First American Title Insurance Company, a member of The First American Corporation (NYSE: FAF) family of companies. He has been associated with FAF for over 30 years.

A Florida native, Mr. Casbon graduated from Florida State University with degrees in both Real Estate Finance and Hotel Management and a major in marketing. As a community leader, he works to encourage businesses to assume pro-active civic roles for the betterment and improvement of New Orleans, Louisiana. He founded the New Orleans Police Foundation in 1995 for the purpose of linking businesses with the police department. He is Past Chairman of the Board of the Police Foundation. Mr. Casbon serves or has served on the boards of the American Land Title Association, the LSU Department of Psychiatry Advisory Board, the Louisiana Trooper Foundation, the Business Council of New Orleans and the River Region and The New Orleans/River Region Chamber of Commerce, and The New Orleans Advocate newspaper. He is a member and currently serving as Chairman of the Louisiana World Presidents’ Organization of Louisiana. Mr. Casbon received the 1998 FBI Director’s

Community Leadership Award for his role in creating and leading the New Orleans Police Foundation, and was also the recipient of the Anti-Defamation League’s 1998 A.I. Botnick Torch of Liberty Award. He currently serves on the board of the Anti-Defamation League. In 1999, he was awarded the Mayor’s Medal of Honor, and in 2014, Mr. Casbon received the National Civil Rights Award from the National Urban League.

Mr. Casbon’s experience in the title insurance industry and his knowledge of and contacts in markets served by IBERIABANK are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

John E. Koerner, III

• Resides in New Orleans, LA

• Director Since 2012

• 75 Years of Age

• Independent

• Committees: Audit, Board Risk and Nominating and Corporate Governance

John E. Koerner III has been the managing member of Koerner Capital, LLC, a private investment company, or the President of its predecessor, Koerner Capital Corporation, since 1995. From 1976 to 1995, he was President and co-owner of Barq’s, Inc. and its subsidiary, The Delaware Punch Company.

Mr. Koerner has been a director of Lamar Advertising Company since 2007, and is a member of that board’s audit and nominating and corporate governance committees. He serves on a number of other business boards, including Geocent, LLC and Adaptive Wireless Solutions. Mr. Koerner was a director of Legg Mason, Inc. from 1990 to 2014.

Mr. Koerner is a member of a number of civic boards including The Nature Conservancy of Louisiana, of which he is Chairman of the Board of Trustees, and the World War II Museum. He served as Chairman of the New Orleans Regional Chamber of Commerce for 1995, was a Past Co-Chairman of Metrovision, and was the 2002-2003 Chairman of the New Orleans Business Council.

Mr. Koerner has extensive experience in corporate finance, the management of capital intensive organizations, and capital markets. Through his service on other boards, Mr. Koerner also has experience with a broad range of corporate governance matters.

Mr. Koerner’s professional background and civic board service are among his qualifications to serve on and add significant value to the Board.

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Directors Whose Terms Expire in 2019

Elaine D. Abell

• Resides in Lafayette, LA

• Director Since 1993

• 76 Years of Age

• Independent

• Committees: Board Risk, Investment, and Nominating and Corporate Governance

Elaine D. Abell is an attorney and the President of the Board of Directors for Fountain Memorial Funeral Home and Cemetery.

Ms. Abell is very engaged in the community, where she currently serves on the Board of Directors for the Women’s Foundation of Acadiana (Past Chairman), the Lafayette Metropolitan Expressway Commission (Chairman), the University Medical Center Management Corporation (New Orleans) (Secretary/Treasurer), the Louisiana State University (“LSU”) Research and Technology Foundation, LSU Honors College Advisory Council, the LSU Press and Southern Review Advisory Board, and the Board of Directors of the Lafayette Central Park.

She is Past Chairman and former member of the LSU Board of Supervisors, Louisiana State Mineral Board, the Community Foundation of Acadiana, and the Citizens Advisory Committee of the Metropolitan Planning Commission. Ms. Abell served on the Executive Committee of the Commission on Colleges (Southern Association of Colleges and Schools). She also served on the Council for a Better Louisiana Board, the Academy of the Sacred Heart Board of Trustees, a founding Board Member of Women’s and Children’s Hospital of Acadiana, and is a Leadership Louisiana Member. She has been on the Junior League of Lafayette Board, and was Past President of Southwest Louisiana Educational and Referral Center.

Ms. Abell has worked extensively with the Greater Lafayette Chamber of Commerce Board where she served on the Executive Committee. Her honors include induction into the LSU Alumni Association’s Hall of Distinction in 1997, designation in Women Who Mean Business (Times of Acadiana) in 2006, recipient of the Leah Hipple McKay Memorial Award for Outstanding Volunteerism presented by the Louisiana State Bar Association in 2007, recognition as a Louisiana Pathfinder in 2011 by the Women’s Summit, and recipient of the League of Women Voters of Lafayette “Making a Lifetime of Difference Award” 2015.

Ms. Abell’s legal experience, her community service and her contacts in markets served by IBERIABANK are among her qualifications to serve on the Board of Directors and provide significant value to the Board.

Angus R. Cooper, II

• Resides in Point Clear, AL

• Director Since 2012

• 76 Years of Age

• Independent

• Committee: Compensation, Investment and Nominating and Corporate Governance

Angus R. Cooper II is the Chairman and Chief Executive Officer of Cooper/T. Smith Corporation, which is headquartered in Mobile, Alabama. Cooper/T. Smith Corporation is one of America’s oldest and largest stevedoring and maritime-related firms with operations on all three U.S. coasts, including the ports of New Orleans, Louisiana, Mobile, Alabama, and Houston, Texas, as well as foreign operations in Central and South America. The company has also diversified its business interests, including warehousing, terminal operations, tugboats, push boats and barging, and timber business.

Mr. Cooper is a native of Mobile, Alabama. Mr. Cooper earned his Bachelor of Science degree from the University of Alabama in 1964. In 1995, he received the Transportation Award from the College of Commerce and Business Administration at the University of Alabama.

Mr. Cooper currently serves on the Board of Directors of the Coast Guard Foundation and Crescent Towing and Salvage Co., Inc. He formerly served on the Board of Trustees of The University of Alabama System. He is Vice President of the Crimson Tide Foundation and is a member of the Chief Executives Organization, Inc. He is Chairman of the Senior Bowl, and of the Mobile Arts and Sports Association, and a member of the Mobile Area Chamber of Commerce, Mobile Carnival Association, Mobile Touchdown Club, Eastern Shore Art Association, and the World Trade Center. Mr. Cooper is Honorary Chair for the Alabama Kidney Foundation. He was a former Co-Chairman of the Mobile Area United States Olympic Committee. In 2014, he was appointed to the Audubon Commission board. In 1998, he received the World Trade Club Award. In 2004, he received the Bank One Junior Achievement Award, and in 2005, he was chosen as a Role Model for the Young Leadership Council. He was named “Maritime Person of the Year 2005” by the Propeller Club of New Orleans. He also received the 14th International Maritime Hall of Fame Award in 2007. In 2009, Mr. Cooper was inducted into the Alabama Academy of Honor, and in 2013, he was

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Directors Whose Terms Expire in 2019

inducted into the Alabama Business Hall of Fame. He also formerly served as Chairman of the Board of Commissioners of the Port of New Orleans, and a Director of the Federal Reserve Bank, Alabama Dry Dock and Shipbuilding, Inc., Boy Scouts of America, Children’s Hospital, and Mississippi Valley Bulk Exporters Council. Mr. Cooper is a regional director for Who’s Who in U.S. Companies, World Presidents’ Organization, World Business Council and the Executive Hall of Fame.

Mr. Cooper previously served on the Board of Directors of Whitney Holding Corporation from 1994 until its merger in 2011 with Hancock Holding Company.

Mr. Cooper’s experience as the chief executive officer of a large and diversified international company, his insight into markets served by IBERIABANK, business background and relationships, and his knowledge of the banking industry are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

William H. Fenstermaker

• Resides in Lafayette, LA

• Director Since 1990

• 69 Years of Age

• Independent

• Committees: Compensation, Executive (Chairman) and Nominating and Corporate Governance

William H. Fenstermaker is Chairman of the Board of IBERIABANK Corporation and IBERIABANK.

Mr. Fenstermaker is Chairman and Chief Executive Officer of C.H. Fenstermaker and Associates, LLC., a surveying, mapping, engineering and environmental consulting company that has been serving the oil and gas industry for over 65 years. He has been employed in this capacity since 1971, is responsible for the financial and operational stability of the company and also serves as Chief Risk Officer. The company is headquartered in Lafayette, Louisiana, with offices in Houston, Texas, New Orleans, Louisiana, Shreveport, Louisiana, Baton Rouge, Louisiana, San Antonio, Texas, Lake Charles, Louisiana, and Midland, Texas. The geographical coverage of his company gives him additional insight and connectivity into communities IBERIABANK also serves. Mr. Fenstermaker’s experience in the energy industry provides IBERIABANK additional depth in a segment that we have targeted as a growth opportunity.

Mr. Fenstermaker is not only recognized as a leader in his field, but a leader in the state of Louisiana. Mr. Fenstermaker is a member of the World Presidents’

Organization, Chief Executives Organization, and the Phi Kappa Phi Honor Society. He serves on the Board of Trustees of Lafayette General Medical Center (as its Immediate Past Chairman), the largest full-service medical facility serving the Acadiana region, the Community Foundation of Acadiana and the Louisiana Tennis Foundation. Mr. Fenstermaker also sits on the Board and is Past Chairman of the Louisiana Association of Business and Industry, Chairman of the University of Louisiana-Lafayette Foundation, Board of Directors and Past Chairman of the University of Louisiana Executive Advisory Council, Advisory Board of the Louisiana Geographical Survey, and the Board of Directors and Past Chairman of the Louisiana Oil and Gas Association, and is a founder, Past Chairman, and Trustee of Blueprint Louisiana. The list of the key roles he has played with local non-profit, civic and business organizations is indicative of his commitment to the Lafayette community. His honors include Business Person of the Year (Times of Acadiana) in 1998, the Lafayette Civic Cup in 1999, the Boy Scouts of America Distinguished Citizen Award in 2001, and the Executive of the Year (Acadiana Business Magazine) in 2009. He also received an Honorary Doctorate of Science Degree from the University of Louisiana-Lafayette in 2003.

Mr. Fenstermaker’s business experience and relationships, his contacts in communities served by IBERIABANK and in the State of Louisiana, and his long-term relationship with and service to IBERIABANK are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Rick E. Maples

• Resides in Longboat Key, FL

• Director Since 2016

• 59 Years of Age

• Independent

• Committees: Audit, Compensation (Chairman), Executive and Nominating and Corporate Governance

Rick E. Maples retired after 31 years at Stifel, Nicolaus and Company Incorporated (“Stifel Nicolaus”) in December 2015 and served as a Senior Advisor to Stifel Financial Corp. (“Stifel Financial”) from January 2016 until the end of March 2018. Headquartered in St. Louis, Missouri, Stifel Financial is a diversified financial services holding company which conducts business through several subsidiaries. Its primary broker dealer subsidiary is Stifel Nicolaus, which is a full service brokerage and investment banking firm. Mr. Maples joined Stifel Nicolaus in 1984 as part of its investment banking team, focusing initially on the real estate industry, and, in 1989, banking and

12	2018 Proxy Statement

Directors Whose Terms Expire in 2019

financial services. In 1991, he became Stifel Nicolaus’ Head of Investment Banking. In 2005, with Stifel Financial’s acquisition of Legg Mason Capital Markets, Mr. Maples became Co-Head of Investment Banking for the combined investment bank and maintained his role as Senior Managing Director, heading the Financial Institutions Group. He continued in that role until the end of 2015. In February 2013, Stifel acquired Keefe, Bruyette & Woods, Inc. (“KBW”), an investment banking firm specializing in investment banking services to the financial services industry, and merged its financial institutions group into KBW. At that time, Mr. Maples was named Executive Vice President and Co-Head of Global Investment Banking of KBW.

Mr. Maples’ investment banking experience includes involvement in a large number of capital raising and merger and acquisition transactions for bank holding companies as well as other types of financial institutions. Those transactions have ranged in value up to $2.5 billion. Mr. Maples is frequently quoted in the American Banker and other financial services publications with respect to the market for raising capital and mergers and acquisitions.

Mr. Maples received a Bachelor’s of Science in Business Administration with a concentration in Accounting from the University of Alabama. Mr. Maples is a Certified Public Accountant and a Chartered Financial Analyst.

Mr. Maples’ investment banking experience and relationships, as well as his extensive insight into market conditions, mergers and acquisitions, and other topics impacting the financial services industry, are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Directors Whose Terms Expire in 2020

Harry V. Barton, Jr.

• Resides in Lafayette, LA

• Director Since 1993

• 63 Years of Age

• Independent

• Committees: Audit (Chairman), and Nominating and Corporate Governance

Harry V. Barton, Jr. is the owner of Barton Advisory Services, LLC and Harry V. Barton CPA, LLC where he is a Registered Investment Advisor and Certified Public Accountant. In 2009, he earned the AICPA designation of Personal Financial Specialist. Mr. Barton has over 30 years of experience in the accounting industry. His expertise in the industry includes audit, review and compilation of financial statements, as well as the preparation of individual and corporate tax returns and tax planning for business and high net worth clients. He is also experienced in consulting and advising on business mergers and acquisitions.

A native of Baton Rouge, Louisiana, Mr. Barton is a graduate of the University of Louisiana at Lafayette where he earned his Bachelor of Science in Business Administration. He is a Member of the American Institute of Certified Public Accountants, Personal Financial Planning Section, Tax Section, State Society of Louisiana CPAs and the Greater Lafayette Chamber of Commerce. He has been a member of the State Society of Louisiana CPAs Business Consulting and Personal Financial

Planning Committees and served on the Board of the Lafayette General Hospital Membership Corporation. He has also served as Past Chairman of the Community Foundation of Acadiana-Professional Advisors Sub-Committee.

Mr. Barton’s accounting, tax, and investment advisory experience, as well as his contacts in the local community, are among his qualifications to serve on the Board of Directors and as Chairman of the Audit Committee and provide significant value to the Board.

E. Stewart Shea, III

• Resides in New Iberia, LA

• Director Since 1990

• 66 Years of Age

• Independent

• Committees: Board Risk, Compensation, Executive and Nominating and Corporate Governance (Chairman)

E. Stewart Shea, III is Vice Chairman of the Board of IBERIABANK Corporation and IBERIABANK. Mr. Shea has served on the IBERIABANK Board of Directors since 1990 and currently serves as Co-Chairman of IBERIABANK’s New Iberia Advisory Board.

Mr. Shea earned a Bachelor of Science degree in Construction Technology and a Masters degree in Business Administration from Louisiana State University. He began his career working for Houston-based M.W.

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Directors Whose Terms Expire in 2020

Kellogg, a company specializing in heavy industrial construction. In 1975, he joined The Bayou Companies, LLC, a 65-year-old fourth generation family owned and operated business, which provided various services to the domestic offshore and onshore gas pipeline industry, as well as to international markets, and which was headquartered at the Port of Iberia in New Iberia, Louisiana. In 1991, the company formed Bayou Coating, LLC, through a joint venture. This entity, headquartered in Baker, Louisiana, specialized in the application of external corrosion and internal flow assurance coatings to the domestic and international oil and gas pipeline markets. In 2005, Bayou acquired Commercial Coating Services International, based in Conroe, Texas; this company offered custom coating, field applied girth weld services and lubricity coatings for the expanded tubular market. During his last 15 years with the company, Mr. Shea served in the capacity of Managing Partner for all of the Bayou affiliated entities and also sat on the Board of Directors. The company was sold to a publicly traded company in February 2009 in an asset based transaction. Mr. Shea continues to manage the remaining stock company now known as Bayou Holdings Company, LLC, serving in the capacity of Managing Partner/President, and he sits on the Board. He is also actively involved in other investments.

Mr. Shea has been civically involved in the New Iberia and Acadiana communities and has served as Past Chairman of The Iberia Industrial Development Foundation and the Port of Iberia Business Association; he has served on the Boards of Epiphany Day School, Catholic High School and the Community Foundation of Acadiana. Mr. Shea was on the Board of, and served as Chairman of, INGAA (Interstate Natural Gas Association of America), an organization comprised of pipeline companies that are in the business of transporting natural gas. Having 35 years of experience in owning and managing an oil and gas service company has given Mr. Shea additional insight and connectivity into the communities and markets that IBERIABANK serves.

Mr. Shea’s business experience and contacts, both in the oil and gas pipeline industries and in the communities and markets served by IBERIABANK, as well as his long-term relationship with and service to IBERIABANK, are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

David H. Welch

• Resides in Lafayette, LA

• Director Since 2005

• 69 Years of Age

• Independent

• Committees: Audit, Board Risk, Investment, Executive, and Nominating and Corporate Governance

David H. Welch currently serves as a Non-Executive Chairman with Amicus Oil and Gas, an energy exploration and production company active in the US and Canada, and is an Executive Chairman of several companies including Regenerative Medical Services, a medical products distribution company active in Louisiana, Georgia, and South Carolina, Welch Energy, an oil and gas exploration and production company active in Louisiana and Texas, and Welch Capital, a real estate development company active in Florida, Belize and the Bahamas.

Dr. Welch recently retired from Stone Energy Corporation after serving as Chairman of the Board from 2012—2017, and as President and Chief Executive Officer from 2004—2017. Stone Energy is an independent oil and natural gas company engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties. See “Certain Transactions.” Prior to joining Stone Energy, he worked for BP Amoco or its predecessors for 26 years, where his final role was Senior Vice President, BP America Inc.

Dr. Welch holds a petroleum engineering degree from Louisiana State University and a doctoral degree in chemical engineering and economics from Tulane University. He has completed the Harvard Business School advanced management program and executive development programs at Stanford Business School and Cambridge University.

Dr. Welch serves as Chairman of the National Ocean Industries Association and has served as Chairman of the Offshore Energy Center, Chairman of the Greater Lafayette Chamber of Commerce and Chairman of the United Way of Acadiana. He is a director of Ready Nation, a national CEO group dedicated to early childhood education.

Dr. Welch’s experience and relationships in the energy industry, his experience as the chief executive officer and a director of another publicly traded company and his contacts in communities served by IBERIABANK are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

14	2018 Proxy Statement

Corporate Governance

Board of Directors and Shareholders Meetings

The Board of Directors met 13 times during the fiscal year ended December 31, 2017. All directors attended at least 75% of the total of all meetings of the Board of Directors and assigned committees in 2017. We encourage directors’ attendance at our annual shareholder meetings and request that directors make reasonable efforts to attend such meetings. All of the members of the Board of Directors attended the 2017 Annual Meeting of Shareholders.

Board Leadership Structure

Pursuant to our Bylaws, at the first meeting of each newly elected Board of Directors, or at such other time when there is a vacancy, the Board solicits input and nominations from its members and elects one of its members as Chairman to serve at the Board’s pleasure. The Chairman presides over each Board meeting and performs such other duties as may be incident to the office.

Although our Bylaws and Corporate Governance Guidelines would allow our Chairman to hold the position of Chief Executive Officer (“CEO”), it is the current policy of the Board to separate these offices. This separation allows our Chairman to maintain an independent role in management oversight.

Risk Management

Our Board of Directors recognizes that risk management is an enterprise–wide responsibility. Our Board assumes a significant role in risk management both through its actions as a whole and through its committees.

•	The Board Risk Committee assists the Board in fulfilling its responsibilities with respect to oversight of the Company’s enterprise risk management framework, including significant policies and practices used in managing strategic, credit, liquidity, market, operational, compliance, reputational, legal and certain other risks. The Board Risk Committee’s role and its relationship and interaction with the Board and other committees regarding risk oversight are more fully described under “Committees of the Board—Board Risk Committee” and “Committee Interaction.”

•	The Compensation Committee evaluates, with our senior officers, risks posed by our compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to us, in order to avoid programs that might encourage such risks. The Compensation Committee’s role and its relationship and interaction with the Board, the Board Risk Committee and the Audit Committee are more fully described under “Committees of the Board—Compensation Committee,” “Committee Interaction” and “Compensation Committee Report.”
•	The Audit Committee reviews our systems to manage and monitor financial risk with management and our internal audit department. The Audit Committee’s role and its relationship and interaction with the Board, the Board Risk Committee and the Compensation Committee are more fully described under “Committees of the Board—Audit Committee” and “Committee Interaction.”

While each of these committees is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board of Directors is regularly informed through committee reports about such risks.

In addition, the Board of Directors and the CEO have appointed a Chief Risk Officer, who is an executive officer of the Company, to support the risk oversight responsibilities of the Board and its committees, and to oversee the corporation’s enterprise-wide risk management program, including various management committees. The Chief Risk Officer also manages a team of senior officers who are assigned responsibility for oversight of particular risks and serves as the chairman of the Management Risk Committee.

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Corporate Governance

Board of Directors Independence

Each year, the Board of Directors reviews the relationships that each director has with us and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ listing standards and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with us and our competitors, suppliers and clients; their relationships with management and other directors; the relationships their current and former employers have with us; and the relationships between us and other companies of which our Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that Ms. Abell and Messrs. Barton, Breaux, Casbon, Cooper, Fenstermaker, Koerner, Maples, Shea and Welch are independent directors of IBERIABANK Corporation within the meaning of applicable NASDAQ listing standards. Independent Board members met in executive session without management present three times during the year ended December 31, 2017.

Shareholder Communications

Shareholders may communicate directly with members of the Board of Directors or the individual chairperson of a standing Board of Directors’ committee by writing directly to those individuals at the following address: 200 West Congress Street, Lafayette, Louisiana, 70501. Our

general policy is to forward, and not to intentionally screen, any mail received at our corporate office. The Board of Directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy’s purpose.

Codes of Ethics

The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer and senior financial officers, including the Chief Financial Officer, the Chief Accounting Officer, and persons performing similar functions. The Board of Directors also has adopted a Code of Ethics and Conflicts of Interest Policy that applies to all officers, other associates and directors. Links to both codes of ethics are on the “Investor Relations” portion of our website at: http://www.iberiabank.com. Any waiver or substantial amendments of the codes of ethics applicable to our directors and executive officers also will be disclosed on our website.

Preferred Stock Issuance Representation

The Board of Directors represents that it will not, without prior shareholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. Subject to these limitations, the Board of Directors may issue preferred stock in connection with capital raising transactions, acquisitions, and joint ventures and for other corporate purposes that may have the effect of making such an acquisition more difficult or costly, as could also be the case if the Board of Directors were to issue additional shares of common stock. This representation is part of our Corporate Governance Guidelines, a link to which is in the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Corporate Governance Guidelines

The Board of Directors has adopted written Corporate Governance Guidelines, which outline the Board’s responsibilities and duties to our shareholders, associates and clients, and to the communities in which we do business, to ensure that we operate with the highest professional, ethical, legal and socially responsible standards. The Guidelines address a number of matters relating to our directors, including Board composition and qualifications, functions of the Board and committees of the Board.

The Guidelines also address the following matters of corporate governance:

•	No director of our Company may serve on more than three other public company boards. It is expected that each director will be available to attend substantially all meetings of the Board and any committees on which he or she will serve.

16	2018 Proxy Statement

Corporate Governance

•	Directors are required to submit a letter of resignation to the Board upon a job change. There should be an opportunity for the Board through the Nominating and Corporate Governance Committee to review the appropriateness of Board membership under the circumstances.

•	Employee directors should offer to resign from the Board upon their resignation, removal or retirement as an officer of the Company.

•	Specific Company stock ownership guidelines for directors and executive officers have been established and can be found as a part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com. The stock ownership guidelines for Named Executive Officers are described in this Proxy Statement under “Compensation Discussion and Analysis—Executive Stock Ownership Guidelines.” Adoption of these guidelines was intended to ensure that the interests of directors and senior executive officers are aligned with the interests of our shareholders.
•	The Company supports and encourages directors’ periodic participation in continuing education programs to assist them in performing their corporate governance responsibilities.

•	In an uncontested election of directors, any nominee for director who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election shall promptly tender his or her resignation following certification by the Secretary of the shareholder vote. The Nominating and Governance Committee would then consider the resignation and make a recommendation to our Board as to the action to be taken. This guideline does not apply in contested elections. For more information about this policy, see “Proposal I—Election of Directors—Majority Voting for Directors; Director Resignation Policy.”

A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Diversity and Inclusion

Set forth below is our Mission Statement, which has remained constant since we adopted it 19 years ago. It has served as the guiding principles of discipline, safety, and performance as we face challenges and opportunities:

MISSION STATEMENT

•	Provide exceptional value-based client service

•	Great place to work

•	Growth that is consistent with high performance

•	Shareholder focused

•	Strong sense of community

With respect to the second element of our Mission Statement—“Great place to work”—we value the importance of employing high-performing associates in a diverse and inclusive workplace. Our foundation has been built upon the quality and well-being of our associates. Appreciating their differences, unique viewpoints, and wide range of talents have been and will continue to be essential to our future success. Our approach is to continuously develop talent and foster diversity throughout the Company and thereby develop future opportunities.

The Company recently announced the hiring of Monica R. Sylvain as Executive Vice President and Chief Diversity Officer. Under the direction of our Chief Executive Officer, Dr. Sylvain will lead the development and implementation of proactive diversity, equity and inclusion initiatives, which will support the Company’s strategic plan. The Board is working with management and the new Chief Diversity Officer to develop and establish Board level policy and a management/Board oversight council in regards to diversity and inclusion initiatives.

2018 Proxy Statement 17

Stock Ownership of Certain Beneficial Owners and Management

The following tables include certain information as to the common stock beneficially owned by:

•	persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of our common stock;

•	our directors;

•	our Named Executive Officers identified in the Summary Compensation Table elsewhere herein; and

•	all of our directors and executive officers as a group.

	Common Stock Beneficially Owned as of December 31, 2017
Name and Address of Beneficial Owner	Amount	Percentage
The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	4,418,753	8.20%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	3,474,613	6.40%

(1)	As reported on Schedule 13G/A, dated as of February 7, 2018, and filed with the SEC on February 9, 2018, The Vanguard Group, Inc., a Pennsylvania corporation, has sole voting power with respect to 56,443 shares, sole dispositive power with respect to 4,361,706 shares, shared voting power with respect to 4,857 shares and shared dispositive power with respect to 57,047 shares. Vanguard Fiduciary Trust Company and Vanguard Investments Australian, LTD, each a wholly owned subsidiary of The Vanguard Group, are the beneficial owners of 52,190 shares and 9,110 shares, respectively, as a result of serving as investment managers of collective trust accounts and Australian investment offerings, respectively.

(2)	As reported on Schedule 13G/A, dated as of January 24, 2018 and filed with the SEC on January 25, 2018, BlackRock, Inc., a Delaware corporation, has sole voting power with respect to 3,366,546 shares and sole dispositive power with respect to 3,474,613 shares.

18	2018 Proxy Statement

Stock Ownership of Certain Beneficial Owners and Management

	Common Stock Beneficially Owned as of Record Date (1)(2)(3)(4)
	Amount		Percentage
Directors:
Elaine D. Abell	56,907	(5)	*
Harry V. Barton, Jr.	35,936	(6)	*
Ernest P. Breaux, Jr.	27,647		*
Daryl G. Byrd	431,442	(5)(7)	*
John N. Casbon	14,923		*
Angus R. Cooper, II	45,600		*
William H. Fenstermaker	68,190	(5)(8)	*
John E. Koerner, III	10,100	(9)	*
Rick E. Maples	2,400		*
E. Stewart Shea, III	82,298	(5)(10)	*
David H. Welch	12,876		*
Named Executive Officers who are not directors:
Anthony J. Restel	95,568	(7)	*
Michael J. Brown	177,691	(7)	*
Fernando Perez-Hickman	45,734		*
Elizabeth A. Ardoin	57,351	(7)	*
All directors and executive officers as a group (23 persons)	1,374,758		2.53%

*	Represents less than 1% of the outstanding common stock.

(1)	Unless otherwise indicated, shares are held with sole voting and dispositive power.

(2)	Includes shares of common stock owned directly by directors and executive officers, as well as shares held by their spouses, minor children, companies and trusts of which they are trustees. Also includes shares held under a power of attorney.

(3)	Includes all shares that may be acquired upon the exercise of stock options, including those vesting within 60 days of the record date: 178,235 shares by Mr. Byrd; 30,491 shares by Mr. Restel; 67,789 shares by Mr. Brown; 26,101 shares by Ms. Ardoin; and 399,109 shares by all directors and executive officers as a group.

(4)	Includes unvested restricted shares that may be voted by the following persons: 53,768 shares by Mr. Byrd; 25,222 shares by Mr. Restel; 26,184 shares by Mr. Brown; 45,734 shares by Mr. Perez-Hickman; 18,046 shares by Ms. Ardoin; and 231,751 shares by all directors and executive officers as a group.

(5)	Includes the following shares of common stock pledged as security for loans from unaffiliated parties: 155,838 shares by Mr. Byrd; 11,259 shares by Ms. Abell; 22,339 shares by Mr. Fenstermaker; and 13,179 shares by Mr. Shea.

(6)	Includes 3,565 shares held by a trust of which Mr. Barton is a trustee.

(7)	Includes the following shares of common stock allocated to participants in the Retirement Savings Plan as of March 21, 2018: 12,821 shares by Mr. Byrd; 3,429 shares by Mr. Restel; 4,200 shares by Mr. Brown; 54 shares by Ms. Ardoin; and 20,505 shares by all executive officers as a group.

(8)	Includes 22,500 shares held by C.H. Fenstermaker and Associates, LLC and 2,448 shares held by the William Fenstermaker Children’s Trust.

(9)	Includes 3,500 shares held by Koerner Capital, LLC.

(10)	Includes 66,669 shares held through the E. Stewart Shea III Delaware Trust and the E. Stewart Shea III Family LLC; as Managing Member of the LLC, Mr. Shea exercises voting and dispositive authority of those shares.

2018 Proxy Statement 19

Stock Ownership of Certain Beneficial Owners and Management

In addition to the beneficial ownership of common stock, our executive officers hold restricted share units that were granted in 2016, 2017 and 2018 that are not reported in the stock ownership table but represent additional financial interests that are subject to the same market risks as common stock. The value of these units is the same as the value of the corresponding number of shares of common stock. These units are more completely described in the “Compensation Discussion and Analysis.” As of the record date, executive officers named in the stock ownership table hold the following restricted stock units: 62,973 units by Mr. Byrd; 17,184 units by Mr. Restel; 20,931 units by Mr. Brown; 11,521 units by Mr. Perez-Hickman; 10,203 units by Ms. Ardoin; and 167,620 units held by all executive officers as a group.

See “Compensation Discussion and Analysis-Stock Ownership Guidelines” regarding stock ownership guidelines for directors and Named Executive Officers. The stock ownership guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

20	2018 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of our directors and executive officers, and each beneficial owner of more than 10% of our common stock, to file with the SEC an initial report of the person’s beneficial ownership of our equity securities and subsequent reports regarding changes in ownership. These directors, officers, and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms and certain other forms that they file. On the basis of reports and representation of our directors, executive officers and greater than 10% shareholders, we believe that each person subject to the filing requirements with respect to us satisfied all required filing requirements during 2017. In early 2017, H. Spurgeon Mackie, Jr., an executive officer of the Company, became aware of his failure to file a Form 4 to report one sale of common stock in 2015. Upon recognition of his inadvertent failure to report the sale of securities, in 2017 Mr. Mackie filed a Form 5 to report the late transaction.

2018 Proxy Statement 21

Committees of the Board of Directors

The Board of Directors of the Company has established six committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Board Risk Committee, the Executive Committee and the Investment Committee.

A link to the charter of each of these committees, except for the Executive Committee and the Investment Committee, can be found on the “Investor Relations” portion of our website, at http://www.iberiabank.com.

Audit Committee

The members of the Audit Committee are Mr. Barton, who serves as the chairman, and Messrs. Koerner, Maples and Welch. Each of the members of the Audit Committee is independent within the meaning of applicable NASDAQ listing standards. The Board of Directors has determined that each of the Audit Committee members has the requisite expertise generally required of an audit committee member under NASDAQ standards and that the Chairman of the Audit Committee, Mr. Barton, is an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee has oversight responsibility for the quality and integrity of our financial statements. The Audit Committee meets privately with the independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm and reviews their performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit Committee. The Audit Committee met nine times during 2017.

The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the shareholders and the general public; (ii) the Company’s internal financial and accounting processes; and (iii) the internal audit process. Additionally, the Audit Committee has responsibilities with respect to: (i) complaints relating to accounting, internal accounting controls or auditing matters; (ii) authority to engage advisors; and (iii) funding as determined by the Audit Committee. The Audit Committee also monitors our compliance with legal and regulatory requirements.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to us by our independent registered public accounting firm. The policy requires that all services to be provided by the independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young LLP during 2017. The Audit Committee will also pre-approve 2018 services to be provided by Ernst & Young LLP.

Pursuant to its Charter, the Audit Committee is authorized to conduct an appropriate review of all related party transactions for potential conflict of interest situations to determine that the related party transaction is consistent with the best interests of the Company and our shareholders. The term “related party transaction” generally means a transaction, arrangement or relationship (or any series of the same) in which we or our subsidiaries are or will be a participant and the amount involved exceeds $120,000, and in which the related party has or will have a direct or indirect interest. A related party generally means a director, nominee or executive officer of the Company; a person known to be the beneficial owner of more than 5% of our common stock; and any “immediate family member” of the foregoing persons (as defined by the SEC). See “—Committee Interaction” and “Certain Transactions—Review, Approval or Ratification of Transactions with Related Persons.”

While it is the responsibility of management and the Board Risk Committee to assess, manage and monitor the Company’s enterprise-wide exposure to risk, the Audit Committee will review in a general manner the guidelines and policies to govern the processes used by the Board Risk Committee and the management-level risk committee with respect to enterprise-wide risk management. See “—Committee Interaction.”

These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter. A link to the Audit Committee Charter is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

22	2018 Proxy Statement

Committees of the Board of Directors

Nominating and Corporate Governance Committee

The independent members of the Board of Directors—Ms. Abell and Messrs. Barton, Breaux, Casbon, Cooper, Fenstermaker, Koerner, Maples, Shea, who serves as Chairman, and Welch—serve as our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including those recommendations submitted by shareholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of corporate governance policies. In 2017, the Nominating and Corporate Governance Committee held seven meetings. A link to the Nominating and Corporate Governance Committee Charter is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and have skills and expertise appropriate for us and serving the long-term interests of our shareholders. The Committee’s process for identifying and evaluating nominees is as follows:

•	In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors’ overall service to IBERIABANK Corporation during their terms, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with us during the applicable time period; and

•	In the case of new director candidates, the Committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors.

Consistent with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee seeks to nominate candidates with diverse experiences and perspectives. In evaluating candidates, the Committee considers, among other things, diverse backgrounds, professional experience, education and community involvement, as well as racial and gender diversity. The Committee has not formalized this practice into a written policy.

The Committee meets to discuss and consider these candidates’ qualifications, including whether the nominee is independent within the meaning of NASDAQ listing standards, and then selects a candidate by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses its management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Committee rejected a timely director nominee from a shareholder holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, provided the shareholders follow the procedures set forth in Article 6F of our Articles of Incorporation. The Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a shareholder or otherwise.

Article 6F of our Articles of Incorporation governs nominations of candidates for election as director at any annual meeting of shareholders and provides that such nominations, other than those made by the Board, may be made by any shareholder entitled to vote at such meeting, if the nomination is made in accordance with the procedures set forth in Article 6F, which are summarized below.

A shareholder’s notice of nomination must be delivered to, or mailed and received at, our principal executive offices not later than 60 days before the anniversary date of the immediately preceding annual meeting of shareholders and must set forth as to each person who the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice:

•	The name, age, business address and residence address of such person;

•	The principal occupation or employment of such person;

•	The class and number of shares of our stock which are Beneficially Owned (as defined in Article 9A(e) of the Articles of Incorporation) by such person on the date of such shareholder notice; and

•	Any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant

2018 Proxy Statement 23

Committees of the Board of Directors

to Regulation 14A under the Securities Exchange Act of 1934; and as to the shareholder giving the notice:

•	The name and address, as they appear on our books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees; and

•	The class and number of shares of our stock which are Beneficially Owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

To be timely under the Articles of Incorporation, nominations by any shareholder eligible to vote at the 2018 Annual Meeting of Shareholders must have been received by us on or before March 10, 2018.

The Nominating and Corporate Governance Committee may reject any nomination by a shareholder not made in accordance with the requirements of Article 6F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor the Committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6F.

Compensation Committee

Our Compensation Committee has five members and is chaired by Mr. Maples; the other members of the Committee are Messrs. Shea, Fenstermaker, Cooper and Casbon. Each member of the Compensation Committee has been determined by our Board of Directors to meet NASDAQ, SEC and Internal Revenue Code independence criteria. The Compensation Committee met eight times during 2017.

Compensation Committee Responsibilities and Authority. Our Compensation Committee, in consultation with our President and Chief Executive Officer, is responsible for establishing and monitoring the overall compensation and benefits philosophy and strategy of IBERIABANK Corporation and its subsidiaries. As set forth in its Charter, the responsibilities of the Compensation Committee include:

•	Evaluating the performance of the CEO and establishing compensation awards for the CEO;

•	Monitoring and reviewing performance measures and any applicable goals for measuring corporate performance, in consultation with the CEO;

•	Reviewing and approving the design of compensation programs for key executives; and

•	Providing oversight of our general compensation programs and policies.

The Compensation Committee determines the compensation for the CEO. With respect to our other senior executive officers, the CEO annually reviews performance and presents his conclusions and compensation recommendations to the Compensation Committee. The Committee reviews and considers the CEO’s recommendations when making its final compensation decisions for all executives other than the CEO. The Compensation Committee also administers our equity incentive programs and oversees risk management with respect to our material incentive compensation arrangements. In addition, the Compensation Committee recommends to the full Board compensation for directors.

The Chair of the Compensation Committee works with the Chief Human Resources Officer to set the meeting agenda for the Compensation Committee.

Compensation Committee Charter. The Charter of the Compensation Committee describes the principles upon which the Committee was founded and operates. The Charter is reviewed and reassessed annually, and any proposed changes are recommended to the Board, to ensure that the Compensation Committee is fulfilling its duties in aligning our executive compensation programs with shareholder value creation, helping us attract and retain talented executives and managers, and being responsive to the legitimate needs of our shareholders. A current copy of the Charter of the Compensation Committee can be found on the “Investor Relations” portion of our website, at http://www.iberiabank.com.

Involvement of Compensation Consultants and Executive Management in Compensation Decisions. Among other matters, the Compensation Committee is authorized to engage outside advisors (including compensation consultants and legal counsel) to assist the Committee in achieving its mission and responsibilities. In 2017, the Committee retained FW Cook to serve as the Committee’s independent advisor. The decision to retain independent advisors is at the sole discretion of the Compensation Committee, and these consultants work at the direction of the Committee. The Committee assessed

24	2018 Proxy Statement

Committees of the Board of Directors

the independence of FW Cook, taking into account related factors in accordance with SEC and NASDAQ rules and concluded that the work of FW Cook did not raise any conflict of interest that would prevent them from independently advising the Committee. The Committee has also retained FW Cook to serve as the Committee’s independent advisor for 2018.

The Compensation Committee believes that it is important for members of management to provide input on the overall effectiveness of our executive compensation programs. The Committee believes that the advice of outside advisors must be combined with the input of senior management and the Compensation Committee’s own individual experiences and best judgment to seek to achieve a proper alignment of compensation philosophies, programs and practices. The CEO, the Director of Communication, Corporate Real Estate and Human Resources and the Chief Human Resources Officer are the members of management who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspectives on reward strategies and how to align them with our business and retention goals. They provide feedback and insights into how well our compensation programs and practices appear to be working. In addition, the CEO, the Director of Communication, Corporate Real Estate and Human Resources, the Chief Human Resources Officer, and the Chief Financial Officer attend all or portions of certain Compensation Committee meetings to participate in the presentation of materials and discussion of management’s point of view regarding compensation issues.

Executive Session. At certain meetings, the Compensation Committee meets in executive session without members of management present for the purpose of discussing matters independently from management.

Compensation Risk. The Compensation Committee reviewed the relationship between our risk management and the incentive compensation provided to associates, including our Named Executive Officers and other executive and non-executive officers, and determined that our incentive compensation programs do not encourage unnecessary and excessive risk taking. These conclusions were made after consultations with senior executive officers, the Chief Human Resources Officer, the chairman of the Board Risk Committee (who is also a member of the Compensation Committee), and representatives of the Compensation Committee’s independent executive compensation advisor. See “Committee Interaction.”

Compensation Committee Interlocks and Insider Participation. The Compensation Committee is composed entirely of independent directors. None of the members of the Compensation Committee was an officer or other associate of our Company or any of our subsidiaries during 2017, or is a former officer or other associate of our Company or any of our subsidiaries. Members of the Compensation Committee may, from time to time, have banking relationships in the ordinary course of business with IBERIABANK, as described under “Certain Transactions.”

Board Risk Committee

The Board Risk Committee is a standing committee of the Board of Directors of the Company. The purpose of the Board Risk Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s enterprise risk management framework, risk appetite, risk exposure, risk governance, and significant policies. The members of the Board Risk Committee are Mr. Casbon, who serves as Chairman, Ms. Abell, and Messrs. Breaux, Koerner, Shea and Welch. The Board Risk Committee met seven times in 2017.

The primary purpose of the Board Risk Committee is to:

•	Monitor and review the enterprise risk management framework and risk management processes of the
Company, including the Company’s credit, operational, market, liquidity, legal, regulatory/compliance, and strategic/reputational risks;

•	Annually review and recommend to the Board for approval the Risk Appetite Statement and ensure management operates in alignment with the stated goals, objectives, and metrics;

•	Ensure that management establishes and supports an appropriate risk culture; and

•	Monitor risk management strategies and provide recommendations to the Board in order to effectively manage risk.

2018 Proxy Statement 25

Committees of the Board of Directors

The Board Risk Committee’s primary duties and responsibilities include:

•	Annually review and approve significant risk management policies of the bank, including the credit policy;

•	Review summary results and reports of the Company’s self-risk identification and assessment program. Review and discuss all key and emerging risks, along with management’s planned course of action for addressing such risks. Review other risks identified and deemed appropriate by the Chief Risk Officer;

•	Review summary reports regarding the Company’s risk appetite and associated metrics and tolerances;

•	Review the annual plan for the Company’s Loan Review program and receive regular Loan Review reports from the Director of Loan Review;

•	Review all decisions of the Management Risk Committee identified by the Chief Risk Officer as having potentially significant impact on the Company;

•	Periodically review regulatory findings and monitor management activities related to regulatory matters;

•	Annually review and assess the performance of the Chief Risk Officer, who reports to the Chief Executive Officer;

•	Regularly review information from the Chief Risk Officer and others as required by the Chief Risk Officer or the Board Risk Committee to discuss matters related to the management of credit risk, market risk, liquidity risk, operational risk, regulatory/compliance risk, legal risk, and reputational/strategic risk as appropriate; and

•	Periodically report to the Board on significant results of the foregoing activities as they relate to the Company.

The Board Risk Committee has authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all persons in the organization. The Board Risk Committee may retain, at the Company’s expense, such special consultants and experts as it deems necessary or appropriate to execute its duties.

At certain meetings, the Board Risk Committee meets without members of management present for the purpose of discussing matters independently from management. The Board Risk Committee meets privately at various times through the year with the Chief Risk Officer and such other officers as the Board Risk Committee deems appropriate to discuss any matters that the Board Risk Committee believes should be discussed.

The function of the Board Risk Committee is solely oversight; management is responsible for executing the Company’s risk management and credit origination processes. Each Board Risk Committee member is entitled to rely on persons and organizations within and outside the Company that provide information and advice to management and the Board Risk Committee and on the accuracy and completeness of this information and advice absent actual knowledge to the contrary.

The Board Risk Committee conducts its business pursuant to a written Board Risk Committee Charter adopted and reviewed at least annually by the Board of Directors. A link to the Board Risk Committee Charter can be found on the “Investor Relations” portion of our website, at http://www.iberiabank.com.

Committee Interaction

In connection with the responsibilities of the Board Risk Committee, with respect to the relationship between the Company’s risk management and the incentive compensation provided to associates, including Named Executive Officers identified in this Proxy Statement and other executive and non-executive officers, the Compensation Committee determines whether incentive compensation programs encourage unnecessary and excessive risk taking. The Compensation Committee will seek to limit any unnecessary or excessive risks that these programs may pose to the Company in order to avoid programs that might encourage such risks. The Board of Directors recognizes that information and reports prepared for and reviewed by the Compensation

Committee and the Board Risk Committee may each be relevant to the oversight and responsibilities of the other and should be provided to the other, as appropriate.

In connection with the responsibilities of the Audit Committee with respect to compensation risk assessment, the Board of Directors recognizes that information and reports prepared for and reviewed by each of the Compensation Committee, the Audit Committee and the Board Risk Committee may be relevant to the oversight and responsibilities of the other committees and should be provided to the other committees, as appropriate.

26	2018 Proxy Statement

Proposal II—Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors, subject to shareholder ratification, currently intends to appoint the firm of Ernst & Young LLP, independent certified public accountants, to serve as our independent registered public accounting firm and to perform the audit of the financial statements for the fiscal year ending December 31, 2018, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

Shareholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our shareholders’ best interests.

Audit Fees and Other Matters

Ernst & Young LLP provided audit services to us consisting of the annual audit of our 2017 and 2016 consolidated financial statements contained in our

Annual Reports on Form 10-K and reviewed the financial statements contained in our Quarterly Reports on Form 10-Q for 2017 and 2016.

The following table discloses the aggregate fees for professional services performed by Ernst & Young LLP in fiscal years 2017 and 2016.

Fee Category	Fiscal Year 2017	% of Total	Fiscal Year 2016	% of Total
Audit Fees(1)	$2,522,330	88.3%	$2,402,576	82.6%
Audit-related Fees(1)	100,000	3.5%	40,000	1.4%
Tax Fees	234,279	8.2%	251,504	8.6%
All Other Fees(1)	—	—%	214,116	7.4%
Total Fees	$2,856,609	100%	$2,908,196	100%

(1)	Fees include reimbursement of expenses incurred.

Audit Fees—These are fees related to professional services rendered in connection with the audit of our annual financial statements, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, comfort letters and consents, and accounting consultations that related to the audited financial statements and were necessary to comply with generally accepted auditing standards.

Audit-related Fees—These fees consist primarily of other audits and attest services, financial accounting, reporting and compliance matters.

Tax Fees—These are fees billed for professional services related to tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns.

All Other Fees—These are fees for all other permissible services that do not meet the above category descriptions.

2018 Proxy Statement 27

Proposal II—Ratification of Appointment of Independent Registered Public Accounting Firm

Pre-approval Policy

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee or the Chairman of the Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

28	2018 Proxy Statement

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed of four non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the listing standards of NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, as adopted by the Board of Directors of the Company. This is a report on the Committee’s activities relating to fiscal year 2017.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2017 with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, underlying estimates and significant judgments used in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements. Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee reviewed the audited financial statements with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles, and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee also discussed with the independent accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance”, as currently in effect.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526, “Communication with Audit Committee Concerning Independence”, of the Public Company Accounting Oversight Board, as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm its independence.

The Audit Committee also considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether the independent registered public accounting firm is likely to provide the most effective and efficient services based upon their familiarity with the Company, and whether the services could enhance the Company’s ability to manage or control risk or improve audit quality.

The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality and adequacy of the Company’s financial reporting. The Audit Committee discussed with management, the internal auditors and the independent registered public accounting firm the internal audit function’s organization, responsibilities, budget and staffing. Both the internal auditors and independent registered public accounting firm have unrestricted access to the Audit Committee. The Audit Committee held nine meetings during fiscal year 2017.

The Audit Committee received reports throughout the year on the Company’s internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated there under. The Audit Committee will continue to obtain updates by management on the process and has reviewed management’s and the independent registered auditors’ evaluation of the Company’s system of internal controls included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (“SEC”).

2018 Proxy Statement 29

Report of the Audit Committee

The Audit Committee, or its Chairman, met with, or held telephonic discussions with, the independent registered public accounting firm and management prior to the release of the Company’s quarterly and annual financial information or the filing of any such information with the SEC. In reliance on the reviews and discussions referred to above, the Audit Committee also recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC. Subject to shareholder ratification, the Audit Committee currently intends to appoint the independent registered public accounting firm Ernst & Young LLP for the fiscal year ending December 31, 2018.

THE AUDIT COMMITTEE:

        Harry V. Barton, Jr., Chairman

        John E. Koerner, III

        Rick E. Maples

        David H. Welch

30	2018 Proxy Statement

Proposal III—Approval of the Compensation of the Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide you the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

At the 2017 annual meeting, our shareholders were provided the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers, also commonly known as a “say on pay” proposal. The Company’s shareholders overwhelmingly approved the Company’s executive compensation program, with 98% of the votes cast in favor of the proposal. At the 2017 Annual Meeting, shareholders were also asked to recommend how often shareholders should be given the opportunity to cast a “say on pay” vote. Over 83% of the votes were for the “One Year” option, and this option was later approved by the Board. As a result and as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are again providing shareholders the opportunity to cast an advisory vote to approve Named Executive Officer compensation.

As described in detail in the “Compensation Discussion and Analysis” section, we seek to closely align our compensation programs with short-term and long-term goals, while avoiding unnecessary or excessive risk-taking. We believe the program changes in 2016 that carried forward throughout 2017 demonstrate the Committee’s continuing commitment to strengthen the alignment between compensation outcomes and shareholder returns.

We urge you to read the “Compensation Discussion and Analysis” section and other related executive compensation disclosures so that you have an understanding of our executive compensation philosophy, policies, and practices.

The vote on this resolution is not intended to address any specific element of compensation, rather the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement. The vote is advisory, which means that the vote is non-binding on the Company, our Board of Directors, or the Compensation Committee.

The Company’s management will present the following resolution to the meeting:

“RESOLVED, That the Company’s shareholders approve, on an advisory basis, the compensation paid to the Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosures.”

Although this advisory vote will be non-binding, it will serve as a recommendation to the Compensation Committee and the Board of Directors. The Compensation Committee and the Board will seriously consider the voting results in connection with their ongoing evaluation of the Company’s executive compensation arrangements. The next such shareholder advisory vote will occur at the 2019 annual meeting of shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

2018 Proxy Statement 31

Compensation Discussion and Analysis

References to “the Company,” “we,” “our” or “us” in this Compensation Discussion and Analysis means IBERIABANK Corporation and its subsidiaries, unless the context requires otherwise.

This Compensation Discussion and Analysis (“CD&A”) section explains the 2017 compensation program for the Company’s Named Executive Officers, or NEOs, whose compensation information is provided in the tables following this discussion, and how those decisions reflect the achievements of the Company’s 2017 performance and strategic objectives. The Company’s 2017 NEOs are listed below:

Daryl G. Byrd	President and Chief Executive Officer (“CEO”)
Anthony J. Restel	Vice Chairman and Chief Financial Officer
Fernando Perez-Hickman	Vice Chairman and Director of Corporate Strategy
Michael J. Brown	Vice Chairman and Chief Operating Officer
Elizabeth A. Ardoin	Senior Executive Vice President and Director of Communications, Corporate Real Estate and Human Resources

Executive Summary

The Company’s executive compensation programs have evolved over the past several years culminating in significant changes for 2017 reflective of shareholder feedback. The Company’s executive compensation programs are designed to encourage our executives to execute on the Company’s short and long-term financial goals and to align our executives’ interests with those of our shareholders. The discussion below describes the Company’s recent business performance and demonstrates the linkage between 2017 performance and pay outcomes. Additionally, except for Ms. Ardoin, base salaries in 2018 for NEOs, including the CEO, were not increased and will remain at 2017 levels.

Business Highlights

We are pleased to share with you some highlights of the Company’s performance at and for the year ended December 31, 2017:

•	Acquired, converted, and assimilated Sabadell United adding $4.0 billion in loans and $4.4 billion in deposits.

•	Net income available to common shareholders totaled $133.3 million, or $2.59 diluted EPS, down from $178.8 million, or $4.30 diluted EPS, in prior year.

•	Results in 2017 were significantly impacted by the acquisition of Sabadell United, which included $41.0 million in merger-related costs, and the estimated net impact of the 2017 Tax Cuts and Jobs Act, which increased income tax expense by $51.0 million.

•	Non-GAAP core EPS, which excludes merger-related costs, the impact of the tax reform, and other one-time items, was $4.47 compared to $4.43 in prior year.

•	Returned $76.6 million, or 57%, of net income available to common shareholders through dividends.

•	Experienced a 26% positive total shareholder return ratio (TSR) for the three-year period ended December 31, 2017, which includes share price appreciation and dividends paid on our common stock.

•	Net interest income increased 25% to $808.8 million, primarily as a result of increases in average earning assets and higher loan yields.

•	Net interest margin on a taxable equivalent basis increased 8 basis points to 3.64%.

•	Non-interest income decreased 10% to $211.0 million, primarily due to a decrease in mortgage income.

•	Non-interest expense increased 19% to $675.9 million, largely due to merger and compensation-related expenses related to the Sabadell United acquisition and the settlement of the U.S. Department of Housing and Urban Development (“HUD”) lawsuit.

•	Average total loans increased by $2.5 billion, or 17%, to $17.2 billion.

32	2018 Proxy Statement

Compensation Discussion and Analysis

•	Average total deposits increased by $2.7 billion, or 17%, to $19.0 billion.

•	Average total non-interest-bearing deposits increased by $857.9 million, or 19%.

•	Asset quality improved as non-performing loans to total loans decreased to 0.76%, down from 1.53% in prior year.

•	Tangible book value per common share decreased by 7% to $42.56.

•	Maintained a tangible common equity ratio of 8.61%.

•	Shareholders equity increased $757.1 million, or 26%, primarily driven by the issuance of 6.1 million shares of common stock in March of 2017 and the issuance of 2.6 million shares of common stock to Banco Sabadell as part of consideration for the Sabadell United acquisition.

•	Announced in October 2017 an agreement to acquire Gibraltar Private Bank & Trust Company (“Gibraltar”). The Company has received all necessary regulatory and shareholder approvals and closed the transaction and converted branch and operating systems at the end of March 2018.

2017 Relative Performance Snapshot

For purposes of these charts, peer average is the average of the relevant metric for the Company’s peer group. The peer group is listed in the “Competitive Benchmarking” section of this CD&A. As discussed in the Introduction to this Proxy Statement, the Company’s 2017 performance was significantly impacted by the acquisition of Sabadell United and the enactment of the Tax Act. Merger-related expenses and the provisional impact of the Tax Act reduced EPS by $0.55 and $0.99, respectively, in 2017. Balance sheet growth in 2017 was primarily acquisition-related.

Source: SNL Financial LC

2018 Proxy Statement 33

Compensation Discussion and Analysis

Summary of 2017 Compensation Actions

Executive Compensation Program Overview

Significant changes were made to the executive compensation program in 2016. The shareholder advisory vote on the compensation of our NEOs (commonly known as “Say-on-Pay”) at our 2017 Annual Meeting of Shareholders, at which 98% of the common shares voted, approved our executive compensation program, clearly demonstrated approval of those changes and reaffirmed to us the alignment between our shareholders and executive compensation program.

A summary of the key changes made in 2016 that carried into 2017 include:

Desired Principle/ Outcome	Key Changes
Alignment between performance results and executive pay

Overall Compensation Levels:

✓     2017 annual incentive performance payouts were 101.26% of target for our NEOs, demonstrating alignment  between the Company’s performance results and executive pay outcomes

Improve transparency and strengthen alignment with financial results and annual incentive award payouts

Annual Incentives:

✓     Additional progress was made around performance metric selection, design clarity and goal setting.

* Three performance goals were selected to align incentives with key financial measures.

• One earnings measure constitutes 50% weight while two credit measures comprise the remaining 50% of the annual incentive opportunity. These metrics were chosen to balance the need to measure profitable growth with credit quality.

• In the first quarter of 2017, the Committee approved a specific performance range for each measure, including Threshold, Target and Maximum performance goals.

34	2018 Proxy Statement

Compensation Discussion and Analysis

More emphasis on long-term focused performance metrics to encourage long-term value creation

Long-Term Incentives (“LTI”):

✓  LTI was allocated between three vehicles with the greatest weight on long-term, performance based incentives:

* Performance-Based RSUs weighting was 60%;

* Stock option weighting was 10%; and

* Restricted stock weighting was 30%.

The table below demonstrates the Company’s strong commitment to ensuring long-term compensation opportunities for senior executives, including NEOs, are aligned with long-term performance and shareholder interests.

Align financial interests between NEOs and shareholders

Stock Ownership:

✓  For 2017, the CEO’s stock ownership requirement remained at 5x his base salary.

✓  Other NEOs have had their stock ownership requirements remain at 3x base salary.

✓  All NEOs, including the CEO, are currently in compliance with the new stock ownership requirements.

The significant changes made to our executive compensation programs in 2016 carried forward to 2017 and were very well received by our shareholders as evidenced by overwhelming support of our 2017 Say-on-Pay vote (98% favorable support). Our Compensation Committee believes that these voting results reflect our shareholders’ support for the structural changes made to, and the current direction of, our executive compensation program, and affirm alignment of our program with shareholder interests. We continue to maintain an open and active dialogue with our shareholders and advisors to identify ways to further refine and improve our executive compensation program, and the Committee believes our current program adequately and effectively addresses shareholder concerns, promotes the Company’s business strategies and aligns pay with performance and shareholder value.

2018 Proxy Statement 35

Compensation Discussion and Analysis

Key Features of Our Executive Compensation Program

WHAT WE DO

✓	Use of performance based equity. 60% of the LTI awards are delivered via 3-year performance shares.

✓	Meaningful stock ownership guidelines CEO = 5 times base salary and other NEOs = 3 times base salary.

✓	We have compensation recovery (“clawback”) policies that pertain to our incentive plans.

✓	We have awarded certain incentive compensation intended to qualify as performance-based compensation under Section 162(m).

✓	We retain an independent compensation consultant.

✓	We have annual advisory votes on executive compensation.
✓	Pay for performance: Clear financial goals were established during the first quarter of the year. Performance-based compensation constituted (76%) of the total target direct compensation for our CEO and (65%) for our NEOs in 2017.

✓	Balance short-term and long-term incentives: Our short-term and long-term incentive programs have different performance goals, which incorporate not only financial measures to drive performance, but also shareholder value measures such as TSR and core ROTCE.

✓	We maintain an independent Compensation Committee (the Compensation Committee consists entirely of independent directors).

✓	We regularly engage with shareholders through our shareholder outreach program.

WHAT WE DON’T DO

✗	We do not provide excise tax gross ups on new change-in-control agreements.

✗	We do not provide new Single Trigger change-in-control severance agreements.

✗	We do not allow hedging of Company stock.

✗	We do not allow executives or directors to pledge Company shares. Current pledges are grandfathered.

✗	We do not allow repricing of underwater stock options (including cash-outs).
✗	We do not provide excessive executive perquisites.

✗	We do not encourage unnecessary or excessive risk taking as a result of our compensation policies.

✗	We do not base incentive compensation on a single performance metric.

✗	We do not have guaranteed minimum payouts.

✗	We do not pay dividend equivalents on stock options or unearned performance shares.

PAY FOR PERFORMANCE PHILOSOPHY

Philosophy and Objectives of Our Executive Compensation Program

The Compensation Committee’s general philosophy is that all elements of target compensation (e.g., base salary, target annual incentive award opportunity, and target long-term incentive award opportunity) should be based on competitive market data, with incentive compensation targeted at the median of similarly situated executives among our peer group or other relevant industry benchmarks. The competitive positioning of target compensation levels for individuals may vary above or below the median based on individual, executive-specific factors such as tenure, experience, and proficiency in role or criticality to the Company. The Compensation Committee’s objective is to provide a program that:

•	Attracts and retains high performing executives;

•	Has a significant portion of pay tied to business performance;

•	Aligns compensation with shareholder interests, while rewarding long-term value creation;

•	Discourages excessive risk-taking by rewarding both short-term and long-term performance;

•	Reinforces high ethical conduct; and

•	Maintains flexibility to respond to industry dynamics.

36	2018 Proxy Statement

Compensation Discussion and Analysis

Unlike target compensation levels, which are set by the Compensation Committee near the beginning of the year, actual compensation is a function of our operational, financial, and stock price performance, as reflected through annual incentive payouts and the value of all long-term incentive awards at vesting. These factors may be considered in decisions to increase or decrease compensation materially. Actual compensation is intended to vary above or below target levels commensurate with our performance. Although not applied to any NEO in 2017, discretion can be exercised by the Committee to award compensation absent attainment of the relevant performance goals or to reduce or increase the size of any award or payment.

Compensation Mix

Our strategy for compensating our NEOs and other associates has been based on programs that emphasize performance-based variable compensation. During 2017, the Compensation Committee approved the following incentive plan designs for our NEOs, which included:

•	Annual Incentive Awards: a transparent and formulaic plan, rewarding achievement of profitable growth and credit quality.

•	Long-Term Incentive Awards: granted three types of equity based awards that in combination balance alignment with shareholder interest (stock options), retention (restricted stock) and long-term performance accountability (performance shares).

The Company’s emphasis on performance-based compensation is best illustrated by the mix of 2017 compensation for NEOs which was as follows:

This illustrates that the majority of our NEO’s total direct compensation package is variable pay. Furthermore, it also shows our emphasis on long-term incentive compensation over short-term (annual) incentive compensation.

DECISION MAKING PROCESS

Role of Compensation Committee

The Compensation Committee administers the Company’s compensation program for the President and CEO and other NEOs. The Compensation Committee’s authority and responsibilities are set forth in its charter and include, but are not limited to:

•	Reviewing and approving the compensation for the President and CEO, and other executives;

•	Selecting and approving the performance metrics and goals for all executive officer compensation programs and evaluating performance at the end of each performance period; and

•	Approving annual incentive award and long-term incentive award opportunities.

2018 Proxy Statement 37

Compensation Discussion and Analysis

In making compensation decisions, the Compensation Committee uses multiple resources and tools, including the services of its independent compensation advisor.

Role of Executive Officers

Authority and responsibilities of executive officers in determining executive compensation are also set forth in the Compensation Committee charter including, but not limited to:

•	The CEO and other members of management will consult, as necessary and appropriate, with the Committee.

•	To the extent appropriate, the Committee may delegate to the CEO power to create, terminate or amend Company plans.

•	The CEO may recommend to the Committee compensation arrangements for senior officers and other key associates.

•	Appropriate management will consult with the Committee regarding regulatory compliance with respect to compensation matters, including preparation of this CD&A.

Compensation Decisions for the Named Executive Officers

Individual compensation decisions (base salary adjustments and incentive awards) for all NEOs are based upon core performance, achievement of strategic initiatives and individual performance. The Committee, in its sole discretion, determines any salary adjustments and approves the annual and long-term incentive awards for the President and CEO.

Independent Compensation Consultant

The Compensation Committee has retained FW Cook as its independent consultant reporting directly to the Compensation Committee.

In its role as the Committee’s independent advisor, FW Cook attends most Committee meetings and advises on matters including compensation program design, competitive benchmarking and relative pay for performance. FW Cook also provides market data, analysis and advice regarding compensation of our NEOs and other executive officers. FW Cook does not provide any services to the Company other than executive compensation consulting services to the Committee.

Competitive Benchmarking

Annually, the Compensation Committee reviews competitive data for comparable executive positions in the market. External market data is used by the Compensation Committee as a point of reference in its executive pay decisions in conjunction with financial and individual performance data.

The Committee also considers analysis from a comprehensive total compensation study, which delineates each compensation element for NEOs, competitive benchmarking, and other analysis, as further described below.

Individual Performance			Company Performance		Intangibles
•	NEO’s contributions to the development and execution of our business plans and strategies (including contributions that are expected to provide substantial benefit to the Company in future periods)	•

Overall financial performance of the Company, including balance sheet growth (assets), core return on tangible common equity, core earnings per share, credit related metrics and relative total shareholder return

				•	Demonstrated commitment to the Company’s core values:
				* * * * *	Leadership ability; Teamwork; Client focus; Shareholder focus; and Ability to attract, retain and develop talent.
•	Performance of the NEO’s department or functional unit

•	Level of responsibility

38	2018 Proxy Statement

Compensation Discussion and Analysis

During 2017, the Compensation Committee worked with the Committee’s independent compensation consultants to review and define an appropriate peer group of publicly traded commercial bank holding companies. As a result of this review and selection process, the Committee removed six bank holding companies, and five bank holding companies were added for a total of 19 peers, down from 20 peers selected in 2016. The bank holding companies in the peer group were as follows:

Dollars in billions
Bank Holding Company	Total Assets At 12/31/17	Bank Holding Company	Total Assets At 12/31/17
Associated Banc-Corp	$30.5	PacWest Bancorp	$25.0
Bank of the Ozarks	$21.3	People’s United Financial, Inc.	$44.5
BankUnited, Inc.	$30.3	Prosperity Bancshares, Inc.	$22.6
Commerce Bancshares, Inc.	$24.8	Synovus Financial Corporation	$31.2
Cullen/Frost Bankers, Inc.	$31.7	Texas Capital Bancshares, Inc.	$25.1
East West Bancorp, Inc.	$37.2	Umpqua Holdings Corporation	$25.7
First Horizon National Corporation	$41.4	Valley National Bancorp	$24.0
F.N.B Corporation	$31.4	Webster Financial Corporation	$26.5
Hancock Holding Company	$27.3	Wintrust Financial Corporation	$27.9
Investors Bancorp, Inc.	$25.1

		Peer Group Average	$29.1

		IBERIABANK Corporation	$27.9

Source: SNL Financial LC

In addition, the Compensation Committee reviewed compensation survey data for national commercial banking companies as provided by the independent compensation consultant. All of this national survey data was size-adjusted to reflect commercial banks with approximately $29 billion in assets, which was the approximate size of the Company at the time of the compensation review. This national industry perspective provides the Compensation Committee with both a broader view of the executive labor market and additional context from which to evaluate the competitiveness of the Company’s compensation program.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

The purpose and key characteristics of each element of our 2017 executive compensation program are summarized below:

Element	Purpose	Key Characteristics

Base Salary	Represents each NEO’s base level of responsibility, leadership, tenure, qualifications, and contribution to the success and profitability of the Company and the competitive marketplace for executive talent specific to our industry.	Fixed compensation that is reviewed annually and adjusted if and when appropriate.

Annual Incentive Awards	Motivates NEOs to achieve our short-term business objectives that drive long-term performance while providing flexibility to respond to opportunities and changing market conditions.	Variable performance-based annual cash award. Awards are based on achieving pre-established performance goals.

2018 Proxy Statement 39

Compensation Discussion and Analysis

Element	Purpose	Key Characteristics

Performance-Based RSUs	Motivates NEOs to achieve our business objectives by tying incentives to our financial and key operational metrics over the performance period while continuing to reinforce the link between the interests of our NEOs and our shareholders.	Variable performance-based long-term award. The ultimate number of units earned is based on the achievement of relative total shareholder return and core earnings per share performance goals over a three-year performance period.

Restricted Stock	Motivates NEOs to achieve our business objectives by tying incentives to the performance of our common stock over the long-term; reinforces the link between the interests of our NEOs and our shareholders; motivates our NEOs to remain with the Company.	Long-term restricted stock award with a ratable vesting period over three years. The ultimate value realized varies with our common stock price.

Stock Options	Motivates NEOs to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term; reinforces the link between the interests of our NEOs and our shareholders.	Long-term option award with an exercise price equal to the fair market value on the date of grant and a ratable vesting period over three years; the ultimate value realized, if any, depends on the appreciation of our common stock price.

Other Compensation	Provides benefits that promote employee health and work-life balance, which assists in attracting and retaining our NEOs.	Indirect compensation element consisting of health and welfare plans and minimal perquisites.

Post-Termination Compensation and Benefits	Agreements that attract and retain executives, promote continuity in management and promote equitable separations between the Company and its executives.	Indirect compensation elements related to employment contracts as well as Change in Control Severance Agreements.

Base Salary

We view annual base salary as an important component of compensation for attracting and retaining executive talent. Annual base salaries serve as the foundation for our employee pay structure. Executive base salaries are set after considering factors including external market competitiveness, individual performance and internal equity. Prior to determining the base salary for each NEO, the Compensation Committee evaluates the results from the comprehensive total compensation study, along with competitive benchmarking discussed in this Compensation Discussion and Analysis.

After reviewing the total compensation targets for our NEOs against market peers and taking into consideration that base salaries for NEOs did not change in 2016, the Compensation Committee approved the following 2017 base salary amounts with an effective date of February 27, 2017.

40	2018 Proxy Statement

Compensation Discussion and Analysis

The base salaries paid to each NEO in 2017 are disclosed in the Summary Compensation Table.

Named Executive Officer	2016 Base Salary	2017 Base Salary		% Increase
Daryl G. Byrd	$1,095,150	$1,125,000		2.7%
Anthony J. Restel	$525,000	$575,000		9.5%
Fernando Perez-Hickman	N/A	$650,000	(1)	N/A
Michael J. Brown	$625,000	$650,000		4.0%
Elizabeth A. Ardoin	$400,000	$440,000		10.0%

(1)	Salary effective August 1, 2017.

Except for Ms. Ardoin, base salaries in 2018 for NEOs, including the CEO, were not increased and will remain at 2017 levels.

Annual Incentive Awards

The annual incentive award program focuses executive officers on key operating drivers of long-term success and strikes a balance between profitable growth and credit quality. The Compensation Committee approves specific targets for each performance metric and evaluates performance against these targets. All executive officers have a target award opportunity, as well as a maximum award, that may be paid under the annual incentive award program.

During the first quarter of 2017, the Compensation Committee established the target percentage of base salary for each of the NEOs. The Committee used the 2017 base salary in calculating the annual incentive award payments. The following chart shows the range of annual incentive award opportunities expressed as a percentage of base salary for the NEO.

	Target Bonus Opportunity
Named Executive Officer	% of Salary	$
Daryl G. Byrd	100%	$1,125,000
Anthony J. Restel	75%	$431,250
Fernando Perez-Hickman	75%	$487,500
Michael J. Brown	75%	$487,500
Elizabeth A. Ardoin	65%	$286,000

The following formula was used to calculate the payment that could be awarded to a NEO under the 2017 annual incentive award program:

Base Salary x Target Percentage of Base Salary x Total Weighted Performance Factor (0 - 200%)

For 2017, the Compensation Committee established the following metrics as the basis for the determination of payouts, if any, under the annual incentive plan. These financial metrics were selected to provide a holistic evaluation of Company performance with an emphasis on profitability, but not at the expense of growth or asset quality.

Metric	Weighting
Core Earnings	50%
Annual Net Charge Offs to Average Loans	25%
Legacy Non-performing Assets/Total Assets	25%

2018 Proxy Statement 41

Compensation Discussion and Analysis

Annual Incentive Results for 2017

	Core Earnings 2017*	Annual Net Charge Offs to Average Loans	Legacy Non- Performing Assets / Total Assets **	Annual Incentive Award ***
Target	$4.57	0.15%	0.75%
Weighting	50%	25%	25%
x
Performance to Target ****	95%	75%	141%
Total Weighted Performance	47%	19%	35%	101.26%

*	Excludes special items as detailed in IBERIABANK Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017.

**	Legacy loans are defined as loans that were originated directly or otherwise underwritten by the Company. Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.

***	Annual Incentive Award capped at 200% of target for each.

****	Represents actual performance compared to a pre-determined range of acceptable outcomes approved by the Compensation Committee.

Based on the core performance of the Company relative to the targets established for 2017, our NEO Total Weighted Performance Factor was 101.26%. The Compensation Committee reviewed the overall performance of the Company and concluded that no qualitative adjustments were required and that the Total Weighted Performance Factor fairly captured core performance for 2017. Accordingly, the Total Weighted Performance Factor used for the annual incentive payout was set at 101.26%, a level slightly above the targeted payout factor of 100%. The Compensation Committee believes these incentive payments are aligned with the Company’s philosophy, market-based compensation practices, and the contribution of each NEO.

42	2018 Proxy Statement

Compensation Discussion and Analysis

Annual Incentive Payment Calculation for 2017

Named Executive Officer	2017 Annual Incentive Target	Total Weighted Performance Factor	2017 Annual Incentive Paid
Daryl G. Byrd	$1,125,000	101.26%	$1,139,197
Anthony J. Restel	$431,250	101.26%	$436,692
Fernando Perez-Hickman	$487,500	101.26%	$500,000	(1)
Michael J. Brown	$487,500	101.26%	$493,652
Elizabeth A. Ardoin	$286,000	101.26%	$289,609

(1)	Mr. Perez-Hickman’s Annual Incentive payment calculation would have been $493,642, however per the Sabadell United Bank acquisition and his Employment Agreement his payment is $500,000.

2017 Long-Term Incentive (LTI) Plan

Type of LTI	Vesting Time Frame	Performance Metric	Percent of Total LTI Award Value
Performance-based RSUs	3 Years - cliff vesting	Core ROTCE; Relative TSR	60%
Stock Options	3 Years - 33% per year	None	10%
Restricted Stock	3 Years - 33% per year	None	30%

We consider long-term equity-based compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive, long-term equity-based incentive component is an integral part of our overall executive compensation program.

The total long-term incentive award in a given year is based on a multiple calculated as a percentage of base salary. The multiple is converted into an aggregate long-term incentive award. The following chart reflects the 2017 target award opportunities for each NEO:

	LTI Opportunity
Named Executive Officer	% of salary	$
Daryl G. Byrd	210%	$2,362,500
Anthony J. Restel	120%	$630,000
Fernando Perez-Hickman	120%	$780,000
Michael J. Brown	120%	$750,000
Elizabeth A. Ardoin	90%	$360,000

Target long-term incentive opportunities are established based on competitive market practices. The fair value of 2017 long-term incentive awards is reflected in the Summary Compensation Table. In 2017, our long-term equity incentive program consisted of the following components:

•	Performance-based RSUs (60% of LTI award): Like 2016, a majority of the annual LTI award was delivered via performance-based RSUs which measure three year performance against a combination of internally established ROTCE goals and our ROTCE relative to the KBW Regional Bank Index, as measured through the use of a matrix, and relative TSR performance.

•

The Committee determined that the use of a matrix, measuring a combination of relative and absolute performance goals, addressed many issues associated with long-term performance plans. By establishing absolute goals, coupled with performance against banks in the KBW Regional Bank Index, a matrix mitigates some of the challenges associated with setting precise long-term goals in an uncertain economic environment

2018 Proxy Statement 43

Compensation Discussion and Analysis

and avoids the “best of the worst” outcome that is possible with the exclusive use of relative measurement. The matrix developed to measure ROTCE performance over the three year period spanning from January 1st, 2017 through December 31st, 2019 is presented below:

•	The column headings “A%”, “B%”, “C%” and “D%” correspond to specific, absolute ROTCE targets set by the Committee based on the Company’s confidential business plan for the three-year performance period. Because these targets are based on the Company’s non-public business plan and may be misinterpreted as earnings guidance, the Company will not publicly disclose the actual target levels until the completion of the performance period. No payouts can be made unless the minimum threshold level of absolute ROTCE performance is achieved.

•	The calculated payout earned based on ROTCE performance outlined above, if any, can be modified by TSR performance relative to the peer group as follows:

TSR Percentile Rank (relative to KBW Regional Index)	Payout Adjustment
Above 75th percentile	+25%
Between 25th and 75th percentile	No adjustment
Below 25th percentile	-25%

•	Performance-based RSUs are eligible to receive dividends at the end of the performance period on the actual shares earned. Any shares earned will be determined in March 2020.

•	Stock Options (10% of LTI award): Stock options reward NEOs for increasing the market price above the exercise price. We maintain a policy against repricing stock options without shareholder approval. Stock options awarded to the NEOs during 2017 are detailed in the Grants of Plan-Based Awards table in the Executive Compensation section.

•	Restricted Stock (30% of LTI award): Restricted shares are awarded subject to transfer and vesting restrictions. Restricted share awards are intended to build stock ownership and foster executive retention. All of these restricted share awards have dividend and voting rights. Restricted shares awarded to the NEOs during 2017 are detailed in the Grants of Plan-Based Awards table in the Executive Compensation section.

44	2018 Proxy Statement

Compensation Discussion and Analysis

2015-2017 Performance-based RSUs

During 2015, the NEOs received performance-based RSUs that are earned in shares based on meeting three-year core EPS and relative TSR performance goals (relative to the KBW Regional Bank Index). The final payout percentage for these awards was 27.9% of the target grant, as illustrated in the table below:

Performance Goal	Core EPS	TSR Relative to KBW Regional Bank Index
Weight	50%	50%
Threshold	$4.50	Bottom Percentile Rank
Target	$5.00	50th Percentile Rank
Maximum	$5.50	100th Percentile Rank
Actual Performance	$4.50	55.8th Percentile Rank
Payout%	—%	56%
Final Weighted Payout %		27.9%

On March 1, 2018, the NEO’s cliff-vested in 27.9% of their performance-based RSU grant, settled in shares, for the 2015-2017 performance period.

Special Acquisition Incentive

On July 18, 2017, the IBERIABANK Corporation Board of Directors approved an Acquisition Incentive, a unique, one-time equity incentive opportunity to reward significant strategic achievements and the value added related to the successful acquisition and conversion of Sabadell United Bank, a $5.8 billion asset bank headquartered in Miami, Florida. As the largest acquisition in the Company’s history, the acquisition adds new talent and creates client opportunities in a high-growth metropolitan market. Therefore, the successful assimilation of clients, associates and franchise of Sabadell United Bank represents a significant investment in and opportunity for the Company’s future growth and success. To help ensure an effective and seamless integration, the retention of key senior management talent was deemed to be critical, which also influenced the Board’s decision to approve these awards.

Objective and Purpose of the Acquisition Incentive:

•	Recognize key leaders for building a solid platform from which the Company can grow and perform transformational acquisitions, which drive future value;

•	Provide opportunity for a one-time, special recognition of significant achievements, including those related to the acquisition of Sabadell United Bank;

•	Reinforce the strategic importance of the acquisition to the Company’s future success and long-term shareholder value;

•	Recognize the challenges of completing significant transactions in a high-quality, efficient manner; and

•	Retain the management team tasked with ensuring the accretive value creation opportunities presented by this transformational acquisition.

Award Features:

•	One-time, special equity incentive not intended to be a regular component of the executive compensation program.

The Sabadell United Bank acquisition legally closed on July 31, 2017, and successfully converted operating systems on the weekend of October 13, 2017. The following table outlines the Acquisition Incentive equity grants.

Name	Restricted Stock Awarded (#)
Daryl G. Byrd	35,000
Anthony J. Restel	20,000
Michael J. Brown	20,000
Elizabeth A. Ardoin	15,000

2018 Proxy Statement 45

Compensation Discussion and Analysis

Other Benefits and Limited Perquisites

We provide our NEOs with a few perquisites, including club memberships, an annual physical examination, an automobile allowance and corporate aircraft flight benefits. We also provide our NEOs a non-qualified deferred compensation plan and individual long-term disability insurance coverage.

Acknowledging our expanded footprint and desire to achieve greater travel efficiencies, the Company acquired a corporate aircraft in 2014. Personal use of the corporate aircraft is limited. However, any personal use will trigger imputed income to the NEO, calculated according to the IRS guidelines.

Personal use of the corporate aircraft is included under “Other Compensation” in the Summary Compensation Table.

In 2017, all trips taken by our CEO and other NEOs on the corporate aircraft that were reported in the Summary Compensation Table as personal use amounted to less than $10,000.

Post Termination and Other Employment Arrangements

The Company provides benefits to our NEOs upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that have vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below.

Daryl G. Byrd—President and CEO

The Company has a three-year employment agreement with our President and CEO, Daryl G. Byrd, that automatically renews for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary, the Company gives notice that it will not be renewed. The purpose of this employment agreement is to help retain Mr. Byrd and to define severance benefits for various types of employment terminations. In addition to change in control payments consistent with those of the other NEOs except Mr. Perez-Hickman, Mr. Byrd’s employment agreement requires payment of compensation and/or benefits under various other termination of employment situations. Under the terms of this agreement, if Mr. Byrd’s employment is terminated other than for Cause (as defined), disability, retirement, or death, or if Mr. Byrd terminates his employment for Good Reason (as defined), then he would be entitled to severance benefits. Under this termination, he would be entitled to cash severance payments equal to the greater of one year’s base salary or his base salary for the remaining term of the agreement.

In the event that Mr. Byrd’s employment is terminated for disability, we would provide continued medical insurance for his benefit and the benefit of his spouse and minor children for the remaining term of the agreement. In the event of Mr. Byrd’s death during the term of the agreement, the Company would continue to provide medical insurance for his spouse and minor children for the remaining term. Also, in the event of his death, Mr. Byrd’s spouse, estate, legal representative, or named beneficiaries would be entitled to receive his annual compensation (including base salary and any discretionary cash bonus the Compensation Committee would then deem appropriate) for 12 months from his date of death.

If Mr. Byrd terminates his employment within 30 days of a Change in Control (as defined), or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if the company terminates his employment without Cause within three years of a Change of Control, then he would be entitled to receive either the greater of his salary for the remaining term of the agreement, twice his salary, or the Internal Revenue Code Section 280G (“280G Maximum”) defined generally as 2.99 times his average compensation over the previous five years. If any payments to be made under the agreement are deemed to constitute “excess parachute payments,” and therefore are subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company would pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment. In addition to the cash severance benefits described, Mr. Byrd would be entitled to a continuation of benefits similar to those he was receiving at the time of such

46	2018 Proxy Statement

Compensation Discussion and Analysis

termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. Additional details concerning these benefits can be found under the “Potential Payments Upon Termination or Change in Control” heading.

Fernando Perez-Hickman—Vice Chairman and Director of Corporate Strategy

Commencing as of the closing date of the Sabadell United acquisition, IBERIABANK entered into a 36-month employment agreement with Fernando Perez-Hickman, our Vice Chairman and Director of Corporate Strategy. The agreement may be renewed by Mr. Perez-Hickman for an additional 24 months (the “Renewal Term”). Under the terms of the employment contract Mr. Perez- Hickman received a retention bonus of $1,250,000, payable in increments of $750,000 at the execution of the agreement, and $250,000 due on each of the second and third anniversaries of the first payment if he is still employed at IBERIABANK, except as otherwise provided in the agreement. In addition, under the terms of the employment contract Mr. Perez-Hickman received a sign-on award of 40,000 shares of restricted stock. If Mr. Perez-Hickman elects to extend the term of the contract for an additional two years, he will receive a renewal award of 20,000 shares of restricted stock, which shall vest on the fourth and fifth anniversaries of the Sabadell United closing. The purpose of this employment agreement is to help retain Mr. Perez-Hickman and to define severance benefits for various types of employment termination. The employment agreement requires payment of compensation and/or benefits under various terminations of employment situations.

In connection with the closing, Mr. Perez-Hickman and IBERIABANK agreed that the Sabadell United acquisition constituted a change in control pursuant to his employment agreement with Sabadell United, entitling him to receive $3.6 million if he resigned following the closing. The parties agreed that in lieu of, and in full satisfaction of, his right to receive the severance payment, IBERIABANK would contribute on his behalf an equal amount into a Deferred Compensation Account under its Executive Nonqualified Excess Plan. The terms and conditions of the contribution are governed by the Plan, but the contribution is fully vested.

If Mr. Perez-Hickman’s employment is terminated with or without Just Cause (as defined), he will be bound by certain Restrictive Covenants (as defined, including non-competition, non-solicitation and non-recruitment), and he will be entitled to the following severance benefits: the remaining unpaid portion of his Retention Bonus of $1,250,000 and an Annual Bonus with a target amount equal to 75% of Base Salary, but only if terminated for Just Cause. If without Just Cause, he will also receive his Base Salary of $650,000 per annum for 24 months from the date of termination and awards of restricted stock and long-term incentive awards would vest. If Mr. Perez-Hickman voluntarily resigns with Good Reason (as defined), he will be bound by the Restrictive Covenants and entitled to receive: the Retention Bonus; the Annual Bonus; and his Base Salary for 24 months. In addition, unvested awards will vest. If Mr. Perez-Hickman resigns without Good Reason, he may be entitled to receive the remaining unpaid portion of his Retention Bonus, which would be subject to certain forfeiture repayment requirements, and, if due and payable on the resignation date, the Annual Bonus; unvested stock awards will be forfeited. Upon Mr. Perez-Hickman’s death, his estate would be entitled to receive: the remaining unpaid portion of his Retention Bonus and the Annual Bonus payable for 2017 and 2018; 200% of his Base Salary; and unvested stock awards. These amounts may be payable from life insurance proceeds of a policy, the costs of which are to be paid by IBERIABANK. In the event of Mr. Perez-Hickman’s disability (as defined), he would be bound by the Restrictive Covenants, and be entitled to receive the remaining unpaid portion of his Retention Bonus and the Annual Bonus, and all unvested awards and the Renewal Award, if applicable, would vest.

The Change in Control Severance Agreement for Mr. Perez-Hickman provides for severance pay and benefits in the event if within three months prior or two years after a Change in Control Mr. Perez-Hickman resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. The severance payment is equal to a lump sum cash payment in an amount equal to the sum of a pro rata bonus (unless entitled to a guarantee bonus payment) in an amount determined by multiplying (1) his target bonus for the year of termination or, the average of the annual bonuses awarded, if he does not have a target bonus, for the three fiscal years immediately preceding the date of termination; provided, however, that if he is not employed during each of the three most recently completed fiscal years, then the amount shall be the average of the annual bonuses awarded to him for each fiscal year he was eligible to receive a bonus, by (2) the fraction obtained by dividing the number of days in the year through the date of termination by 365, plus an amount equal to 2.5 times the sum of (x) his base salary in effect at termination and (y) a bonus amount

2018 Proxy Statement 47

Compensation Discussion and Analysis

determined as follows in the stated order of priority: (A) if applicable, his guarantee bonus, (B) if not entitled to a guarantee bonus, the target bonus for the year, (C) if he does not have a target bonus, the average of the annual bonuses awarded to him for the three most recently completed fiscal years, or (D) that if he is not employed during each of the three most recently completed fiscal years, then the amount shall be the average of the annual bonuses awarded to him for each fiscal year he was eligible to receive a bonus. In addition, he will receive a lump sum cash payment in an amount equal to the sum of the aggregate monthly premium that would be paid by him and the Company to obtain group health plan coverage plus the aggregate monthly premium that would be paid by him and the Company to obtain group term life insurance, multiplied by 36, less applicable withholding taxes.

Mr. Perez-Hickman’s Change in Control severance agreement does not provide for a Section 280(g) gross up payment. The agreement stipulates that in the event severance benefits are subject to the excise tax under IRC Section 4999, the amount payable to him would be reduced to the 280G Maximum if the reduction would result in him receiving a greater after-tax amount.

Change in Control Severance Agreements With Other Named Executive Officers

We have entered into Change in Control Severance Agreements with members of senior management, including each of our NEOs other than Mr. Byrd. The agreements for Mr. Restel, Mr. Brown, and Mrs. Ardoin provide for severance pay and benefits to the individuals upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. The severance payment is equal to 100% of each individual’s 280G Maximum. In addition, each will be entitled to continued medical and life insurance benefits at the Company’s expense for 39 months following termination of employment. We will also make the individual whole for any excise tax imposed by the Internal Revenue Service with respect to any payments under the agreement. Each of these agreements was amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code Section 409A.

OTHER COMPENSATION PROGRAM ASPECTS

Executive Stock Ownership Guidelines

We believe it is important for our NEOs and other senior executive officers to be significant shareholders so that their financial interests are aligned with our other shareholders. To foster executive stock ownership, we maintain executive stock ownership guidelines. We believe that these ownership guidelines, as well as our total long-term incentive program, have been effective in building an ownership culture. Thus, the financial interests of our executive leadership team are directly aligned with other shareholders. These ownership guidelines are stated as a multiple of base salary. NEOs have five years from the date the guideline applies to meet the target ownership level. The table below summarizes the share guidelines for NEOs expressed as a multiple of current base salary.

Named Executive Officer	2017 Ownership Guideline Multiple of Salary
Daryl G. Byrd	5x Base Salary
Anthony J. Restel	3x Base Salary
Fernando Perez-Hickman	3x Base Salary
Michael J. Brown	3x Base Salary
Elizabeth A. Ardoin	3x Base Salary

Currently, all NEOs are in compliance with the required stock ownership guidelines.

The Stock Ownership Guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to these guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

48	2018 Proxy Statement

Compensation Discussion and Analysis

Equity Grant Practices

The Compensation Committee generally grants equity awards in February of each year. The Compensation Committee does not have any programs, plans, or practices of timing these awards in coordination with the release of material non-public information. We have never backdated, re-priced, or spring-loaded any of our equity awards.

Anti-Hedging Policy and Trading Restrictions

Our current policy limits the timing and types of transactions in our securities by “covered persons,” defined to include directors and officers of the Company and its subsidiaries and members of their immediate families. Among other restrictions, the policy:

•	Allows covered persons to trade Company securities only during window periods following earnings releases and, as to a “pre-approval group” of covered persons (generally, Section 16 filers), only after they have pre-cleared transactions;

•	Prohibits covered persons from short-selling Company securities;

•	Prohibits covered person transactions in puts, calls, or other derivative securities regarding the Company; and

•	Prohibits covered persons from engaging in hedging or monetization transactions that involve Company securities.

Anti-Pledging Policy

In March 2016, the Board of Directors amended the Company’s insider trading policy to prohibit directors, executive officers and other persons subject to such policy, subsequent to the date of adoption, from holding shares in margin accounts or pledging shares as collateral for a loan. These restrictions will not apply to shares of Company common stock held in a margin account or pledged as collateral for a loan prior to the date of adoption of amendments to such policy. Under certain limited circumstances, an exception to the prohibition on pledged common stock may be granted.

Compensation Recovery Policy

The Company maintains a written Compensation Recovery Policy. This policy applies to each of the NEOs and permits the recovery of incentive-based compensation paid to an officer if: (1) incentive-based compensation, bonuses, or equity awards were paid or vested during fiscal periods based on materially inaccurate financial statements, and (2) that officer engaged in fraud, willful misconduct, or a violation of Company policy that caused or otherwise contributed to the need for a material restatement of the Company’s financial results. The Board, considering the best interests of shareholders and the recommendation of the Compensation Committee, has sole discretion to determine whether the applicable standard of conduct has been met and whether any such recovery should be pursued.

The Compensation Recovery Policy is part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Risk Management Considerations

The Compensation Committee reviews risks and rewards associated with our compensation programs, which include features that we believe mitigate risks without reducing incentives. Our compensation programs are intended to both encourage and reward prudent business judgment and appropriate long-term risk-taking. The Compensation Committee seeks to identify and remediate risk-taking incentives that may exist in these programs. The Chairman of the Board Risk Committee is also a member of the Compensation Committee.

Indemnification Agreements

The Company has indemnification agreements with Daryl G. Byrd and Michael J. Brown that provide for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as our officers. Following a Change in Control (as defined), all determinations regarding a right to

2018 Proxy Statement 49

Compensation Discussion and Analysis

indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential Change in Control, we must create a trust for the benefit of the indemnified executive officers, which upon a Change in Control may not be revoked or the principal thereof invaded without the indemnities’ written consent. While not requiring the maintenance of directors’ and officers’ liability insurance, the indemnification agreements require that the indemnities be provided with maximum coverage if there is such insurance.

Section 162(m)

Section 162(m) of the Internal Revenue Code (the Code) limits to $1 million a public company’s annual tax deduction for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Committee’s policy is to structure compensation awards that will be deductible where doing so will further the purposes of our executive compensation programs. The Compensation Committee also considers it important to retain flexibility, to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible. As such, the Compensation Committee may implement revised or additional compensation programs in the future as it deems necessary to appropriately compensate our executive team. As part of the 2017 Tax Cuts & Jobs Act (the “Tax Reform Act”), which was signed into law on December 22, 2017, the ability to rely on the performance-based compensation exception was eliminated and the limitation on deductibility generally was expanded to include all NEOs. As a result of the Tax Reform Act, the Company will no longer be able to deduct any compensation paid to its NEOs in excess of $1 million for any awards made after November 2, 2017. The Tax Reform Act could significantly impact the way in which the Committee designs and administers executive compensation programs.

The Committee will give careful consideration to the possible impact of other tax and accounting treatments of particular forms of consideration to NEOs, other executives and other Company associates.

50	2018 Proxy Statement

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company is composed entirely of non-employee directors, each of whom has been determined in the Board’s business judgment to be independent. The Compensation Committee is responsible for oversight and review of the Company’s compensation and benefit plans.

The Compensation Discussion and Analysis is management’s report on the Company’s compensation programs and, among other things, describes material elements of compensation paid to the President and Chief Executive Officer and the other Named Executive Officers. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with the management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

THE COMPENSATION COMMITTEE:

Rick E. Maples, Chairman

John N. Casbon

Angus R. Cooper, II

William H. Fenstermaker

E. Stewart Shea, III

2018 Proxy Statement 51

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation earned or awarded for services rendered in all capacities by the Company’s Chief Executive Officer, Chief Financial Officer and by its three other most highly compensated Named Executive Officers for the years indicated.

(a)	(b)	(c)		(d)	(e)		(f)		(g)		(h)		(i)
Name and Principal Position	Year	Salary	(1)	Bonus	Stock Award(s)	(3)	Option Award(s)	(3)	Non-Equity Incentive Plan Compensation	(2)	All Other Compensation	(4)	Total
Daryl G. Byrd	2017	$1,119,260		$ -	$4,963,054		$207,368		$1,139,197		$ 248,761		$7,677,640

President and CEO	2016	$1,095,150		$ -	$1,971,275		$277,033		$ 860,245		$ 238,165		$4,441,868

	2015	$1,085,121		$ -	$1,795,847		$312,884		$ 746,980		$ 202,688		$4,143,520
Anthony J. Restel	2017	$ 565,385		$ -	$2,187,977		$ 55,688		$ 436,692		$ 27,682		$3,273,424

Vice Chairman and CFO	2016	$ 525,000		$ -	$ 519,761		$ 73,042		$ 343,658		$ 20,828		$1,482,289

	2015	$ 518,269		$ -	$ 464,013		$ 80,851		$ 298,410		$ 30,246		$1,391,789

Fernando Perez-Hickman	2017	$ 247,500		$750,000	$3,943,974		$ 82,413		$ 500,000		$3,621,736		$9,145,623

Vice Chairman, Director of Corporate Strategy

Michael J. Brown	2017	$ 645,192		$ -	$2,296,041		$ 65,830		$ 493,652		$ 44,236		$3,544,951

Vice Chairman and COO	2016	$ 625,000		$ -	$ 680,020		$ 94,862		$ 409,117		$ 37,543		$1,846,542
	2015	$ 621,154		$ -	$ 625,043		$108,901		$ 355,250		$ 95,782		$1,806,130

Elizabeth A. Ardoin	2017	$ 432,308		$ -	$1,539,746		$ 31,608		$ 289,609		$ 27,994		$2,321,265

Sr. Executive Vice President and Director of Communications, CRE and HR	2016	$ 400,000		$ -	$ 324,016		$ 45,532		$ 226,923		$ 2,879		$ 999,350
	2015	$ 395,192		$ -	$ 290,563		$ 50,626		$ 197,045		$ 1,859		$ 935,285

(1)	Amounts in column (c) include salaries deferred under the Company’s Non-Qualified Deferred Compensation plan in 2017, 2016 and 2015. For Mr. Restel the salaries deferred includes $75,385, $35,000, and $28,269 in 2017, 2016, and 2015, respectively.

(2)	Amounts in column (g) include bonuses deferred under the Company’s Non-Qualified Deferred Compensation plan in 2017, 2016, and 2015. For Mr. Restel the amounts deferred include $43,669, $51,549, and $29,841 in 2017, 2016, and 2015, respectively. For Mrs. Ardoin the amounts deferred include $231,687 in 2017 and none in 2016 and 2015, respectively.

52	2018 Proxy Statement

Executive Compensation

(3)	The amounts shown in columns (e) and (f) reflect the aggregate grant date value awarded and computed in accordance with FASB ASC Topic 718 for stock-based and option awards for each of the Named Executive Officers for the years ended December 31, 2017, 2016, and 2015. The assumptions used for the calculations can be found at Note 17 to our audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Note 18 to our audited financial statements in the Company’s Annual Report on Form 10-K for the years ended December 31, 2016 and 2015. Pursuant to SEC rules, we disregarded the estimate of forfeitures related to service-based vesting conditions.

The amounts shown in column (e) reflect the grant date values of certain awards that are subject to performance conditions. Pursuant to SEC rules, the grant date values shown above are reported based upon the probable outcome of such conditions as of the date of grant. The table below shows the value of such awards at the grant date assuming that the highest level of performance is achieved.

Name	Year	Maximum Stock Awards
Daryl G. Byrd	2017	$7,089,358
	2016	$3,942,574
	2015	$2,235,801
Anthony J. Restel	2017	$2,754,993
	2016	$1,039,522
	2015	$577,697
Fernando Perez-Hickman	2017	$4,645,948
Michael J. Brown	2017	$2,971,040
	2016	$1,355,042
	2015	$778,182
Elizabeth A. Ardoin	2017	$1,863,699
	2016	$648,032
	2015	$361,755

(4)

ALL OTHER COMPENSATION IN 2017

	Perquisites and Other Personal Benefits(i)	Company Contributions to 401(k) Plan	Company Contribution to Non-Qualified Deferred Compensation Plan	Tax Reimbursement	Total
Name	($)	($)	($)	($)	($)
Daryl G. Byrd	75,681	11,570	150,000	11,510	248,761
Anthony J. Restel	18,743	8,939	-	-	27,682
Fernando Perez-Hickman	18,184	-	3,600,000	3,552	3,621,736
Michael J. Brown	37,236	7,000	-	-	44,236
Elizabeth A. Ardoin	24,425	3,569	-	-	27,994

(i)	For a description of perquisites relating to personal use of the corporate aircraft for NEOs, see “Other Benefits and Limited Perquisites” within the Compensation Discussion and Analysis section. Other perquisites and personal benefits whose incremental cost is included in the amounts shown consist of the following: long-term disability premiums, annual physical examinations, automobile allowances, personal use of the corporate aircraft, social dues, and security alarm expenses. Mr. Byrd’s perquisites and other personal benefits includes security alarm costs of $40,055 in 2017.

We estimate the aggregate incremental cost of the Company aircraft to be equal to the average operating cost for the year (which includes items such as fuel, maintenance, landing fees and other direct costs) based on the number of hours flown each year. Direct incremental costs for charter flights are the amount of the charter, and direct incremental costs for the fractional interest in an aircraft are based on the additional hourly charges for the flight, fuel and other direct costs.

2018 Proxy Statement 53

Executive Compensation

Grants of Plan-Based Awards

The following table provides information concerning grants of awards made to our NEOs during the year ended December 31, 2017.

The 2017 stock option grants, restricted stock, and restricted share unit awards to the NEOs were issued from our 2016 Stock Incentive Plan. Under this plan, equity-based awards vest on a “change-in-control” occurrence. Dividends are payable on all unvested restricted stock at the same rate paid on all other outstanding shares of our common stock. Dividend equivalent units are added to all unvested restricted share unit grants. In 2017, we declared dividends payable in the amount of $1.46 per share.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares or Units of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Target ($)(1)	Maximum ($)(1)	Target (#)(2)	Maximum (#)(2)
Daryl G. Byrd	2/15/2017			-	-	8,280	-	-	$ 708,768
	2/15/2017			16,792	41,980	-	-	-	$1,417,536
	2/15/2017			-	-	-	11,107	$85.60	$ 207,368
	8/1/2017			-	-	35,000	-	-	$2,836,750
		$1,125,000	$2,250,000
Anthony J. Restel	2/15/2017			-	-	2,024	-	-	$ 173,254
	2/15/2017			4,104	10,260	-	-	-	$ 346,509
	2/15/2017			-	-	-	2,715	$85.60	$ 50,689
	3/28/2017			-	-	203	-	-	$ 15,712
	3/28/2017			413	1,033	-	-	-	$ 31,502
	3/28/2017			-	-	-	273	$77.40	$ 4,999
	8/1/2017			-	-	20,000	-	-	$1,621,000
		$ 431,250	$ 862,500
Fernando Perez-Hickman	8/1/2017			-	-	42,887	-	-	$3,475,991
	8/1/2017			5,803	14,508	-	-	-	$ 467,983
	8/1/2017			-	-	-	4,092	$81.05	$ 82,413
		$ 487,500	$ 975,000
Michael J. Brown	2/15/2017			-	-	2,629	-	-	$ 225,042
	2/15/2017			5,331	13,328	-	-	-	$ 449,999
	2/15/2017			-	-	-	3,526	$85.60	$ 65,830
	8/1/2017			-	-	20,000	-	-	$1,621,000
		$ 487,500	$ 975,000
Elizabeth A. Ardoin	2/15/2017			-	-	1,262	-	-	$ 108,027
	2/15/2017			2,558	6,395	-	-	-	$ 215,969
	2/15/2017			-	-	-	1,693	$85.60	$ 31,608
	8/1/2017			-	-	15,000	-	-	$1,215,750
		$ 286,000	$ 572,000

(1)	Amounts included in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column reflect the range of possible annual cash incentive payouts for 2017 performance. The maximum individual award for participants in 2017 was 200% of the target award. At the end of each plan year, the Compensation Committee evaluates the overall performance against targets to determine annual cash awards, which are reflected in the 2017 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

(2)

Restricted share units were issued under our 2016 Stock Incentive Plan. Following the end of the three-year performance period, but prior to March 1, 2020, the Compensation Committee will determine the percentage of the target award value that will vest, which will be between 0%

54	2018 Proxy Statement

Executive Compensation

and 250% of the target award value. Payout of the vested RSUs will be effective on March 1, 2020. Any remaining unvested RSUs will be immediately forfeited. The value of the shares on the grant date of each of the RSUs awarded on February 15, March 28, and August 1 of 2017 was $85.60, $77.40, and $81.05 per share, respectively.

(3)	Restricted stock awards and stock option grants were issued under our 2016 Stock Incentive Plan and vest over three years in equal increments on the anniversaries of the date of grant.

(4)	For option awards, this represents the grant date fair value based on Black Scholes model valuation of $18.67, $18.31, and $20.14 per share for grants on February 15, March 28, and August 1, 2017, respectively. For restricted stock awards, the fair value is based on the grant date fair value of our common stock.

In 2017, associates, including all current officers who are not executive officers, as a group were granted restricted stock and option awards totaling 238,364 shares under the 2016 Stock Incentive Plans. The weighted average option exercise price was $84.64 per share. All executive officers as a group were granted restricted stock and option awards totaling 205,979 shares under the 2016 Stock Incentive Plan. The weighted average option exercise price was $84.98 per share. The Company issued a total of 53,212 restricted share units under the 2016 Stock Incentive Plan to certain executive officers, including the named executive officers, in 2017. The Company also issued a total of 4,200 restricted share units under the 2016 Stock Incentive Plan to certain officers who are not executive officers in 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity based awards held by NEOs as of December 31, 2017:

Option Awards							Stock Awards
Name	Grant Date		Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Shares or Units That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Daryl G. Byrd	12/29/09	(2)	27,500	-	$54.43	12/29/19	2/19/13	(4)	3,327	$257,843
	5/4/10	(2)	29,964	-	$60.10	5/4/20	2/19/13	(5)	3,690	$285,961
	3/10/11	(2)	23,585	-	$55.64	3/10/21	2/20/15	(6)	5,001	$387,578
	2/22/12	(2)	33,885	-	$52.33	2/22/22	2/20/15	(7)			7,067	$547,693
	2/19/13	(2)	9,050	2,262	$52.36	2/19/23	2/20/15	(9)			1,786	$138,418
	2/17/14	(3)	14,690	-	$65.37	2/17/24	2/18/16	(6)	9,251	$716,953
	2/20/15	(3)	10,627	5,313	$62.57	2/20/25	2/18/16	(8)			28,741	$2,227,428
	2/18/16	(3)	8,828	17,657	$47.35	2/18/26	2/15/17	(6)	8,280	$641,700
	2/15/17	(3)	-	11,107	$85.60	2/15/27	2/15/17	(8)			16,792	$1,301,380
							8/1/17	(6)	35,000	$2,712,500
Anthony J. Restel	3/10/11	(2)	3,515	-	$55.64	3/10/21	2/19/13	(4)	1,003	$77,733
	2/22/12	(2)	10,001	-	$52.33	2/22/22	2/19/13	(5)	1,112	$86,209
	2/19/13	(2)	2,727	682	$52.36	2/19/23	2/20/15	(6)	1,292	$100,130
	2/17/14	(3)	3,796	-	$65.37	2/17/24	2/20/15	(7)			1,826	$141,515
	2/20/15	(3)	2,746	1,373	$62.57	2/20/25	2/20/15	(9)			461	$35,741
	2/18/16	(3)	2,328	4,655	$47.35	2/18/26	2/18/16	(6)	2,439	$189,023
	2/15/17	(3)	-	2,715	$85.60	2/15/27	2/18/16	(8)			7,578	$587,295
	3/28/17	(3)	-	273	$77.40	3/28/27	2/15/17	(6)	2,024	$156,860
							2/15/17	(8)			4,104	$318,060
							3/28/17	(6)	203	$15,733
							3/28/17	(8)			413	$32,008
							8/1/17	(6)	20,000	$1,550,000
Fernando Perez-Hickman	8/1/17	(3)	-	4,092	$81.05	8/1/27	8/1/17	(6)	42,887	$3,323,743
							8/1/17	(9)			5,803	$449,733

2018 Proxy Statement 55

Executive Compensation

Option Awards							Stock Awards
Name	Grant Date		Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Shares or Units That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Michael J. Brown	12/29/09	(2)	12,500	-	$54.43	12/29/19	2/19/13	(4)	1,301	$100,828
	5/4/10	(2)	11,493	-	$60.10	5/4/20	2/19/13	(5)	1,443	$111,823
	3/10/11	(2)	7,988	-	$55.64	3/10/21	2/20/15	(6)	1,740	$134,850
	2/22/12	(2)	13,502	-	$52.33	2/22/22	2/20/15	(7)			2,460	$190,650
	2/19/13	(2)	3,539	885	$52.36	2/19/23	2/20/15	(9)			622	$ 48,194
	2/17/14	(3)	5,113	-	$65.37	2/17/24	2/18/16	(6)	3,168	$245,520
	2/20/15	(3)	3,699	1,849	$62.57	2/20/25	2/18/16	(8)			9,842	$762,755
	2/18/16	(3)	3,023	6,046	$47.35	2/18/26	2/15/17	(6)	2,629	$203,748
	2/15/17	(3)	-	3,526	$85.60	2/15/27	2/15/17	(8)			5,331	$413,153
							8/1/17	(6)	20,000	$1,550,000
Elizabeth A. Ardoin	12/29/09	(2)	4,300	-	$54.43	12/29/19	2/19/13	(4)	668	$51,770
	5/4/10	(2)	2,736	-	$60.10	5/4/20	2/19/13	(5)	741	$57,416
	3/10/11	(2)	1,369	-	$55.64	3/10/21	2/20/15	(6)	809	$62,698
	2/22/12	(2)	7,001	-	$52.33	2/22/22	2/20/15	(7)			1,144	$ 88,660
	2/19/13	(2)	1,818	455	$52.36	2/19/23	2/20/15	(9)			289	$ 22,416
	2/17/14	(3)	2,377	-	$65.37	2/17/24	2/18/16	(6)	1,521	$117,878
	2/20/15	(3)	1,719	860	$62.57	2/20/25	2/18/16	(8)			4,723	$366,033
	2/18/16	(3)	1,451	2,902	$47.35	2/18/26	2/15/17	(6)	1,262	$97,805
	2/15/17	(3)	-	1,693	$85.60	2/15/27	2/15/17	(8)			2,558	$198,245
							8/1/17	(6)	15,000	$1,162,500

(1)	The fair market value of the Company’s common stock at the end of the fiscal year was $77.50 per share.

(2)	Options will vest equally in one-fifth increments on the first five anniversaries of the date of grant.

(3)	Options will vest equally in one-third increments on the first three anniversaries of the date of grant.

(4)	Restricted stock awards will vest in one-fifth increments over a five-year period commencing with the first anniversary of the date of grant.

(5)	Phantom stock awards, including dividend equivalent units, will vest in one-fourth increments over a five-year period commencing with the second anniversary of the date of grant.

(6)	Restricted stock awards will vest in one-third increments over a three-year period commencing with the first anniversary of the date of grant.

(7)	Following the end of the three-year performance period, but prior to March 1, the Compensation Committee will determine the percentage of the target award value of the restricted share units that will vest, which will be between 0% and 200% of the target award value. Payout of the vested RSUs will be effective on March 1 of the year following the three year performance. Any remaining unvested RSUs will be immediately forfeited.

(8)	Following the end of the three-year performance period, but prior to March 1, the Compensation Committee will determine the percentage of the target award value of the restricted share units that will vest, which will be between 0% and 250% of the target award value. Payout of the vested RSUs will be effective on March 1 of the year following the three year performance. Any remaining unvested RSUs will be immediately forfeited.

(9)	Following the end of the one-year performance period, but prior to March 1, the Compensation Committee will determine the percentage of the target award Performance Units that will be eligible to vest, which will be between 0% and 100% of the target award Performance Units (the “Actual Award”). The Performance Units representing the difference between the target Performance Unit Award and the Actual Award will be immediately forfeited. The Actual Award units will vest over three years in equal installments on March 1st following the first and through the third anniversary of the grant date.

56	2018 Proxy Statement

Executive Compensation

Option Exercises and Stock Vested

The following table sets forth the amount realized by each Named Executive Officer as a result of the exercise of stock options and vesting of stock awards in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Daryl G. Byrd	-	$ -	37,985	(1)	$3,223,200	(1)
Anthony J. Restel	19,709	$468,051	10,325	(2)	$876,410	(2)
Fernando Perez-Hickman	-	$ -	-		$-
Michael J. Brown	-	$ -	13,748	(3)	$1,166,867	(3)
Elizabeth A. Ardoin	-	$ -	6,658	(4)	$565,243	(4)

(1)	Includes 5,457 shares of phantom stock awards at a value of $465,872 and 4,032 performance units at a value of $337,897.

(2)	Includes 1,633 shares of phantom stock awards at a value of $139,413 and 1,043 performance units at a value of $87,402.

(3)	Includes 2,148 shares of phantom stock awards at a value of $183,359 and 1,403 performance units at a value of $117,554.

(4)	Includes 1,107 shares of phantom stock awards at a value of $94,511 and 652 performance units at a value of $54,624.

Non-Qualified Deferred Compensation

We offer directors and a select group of management and highly compensated key associates the right to participate in a Non-Qualified Deferred Compensation Plan. Participants may elect to defer up to 90% of their annual base salary or incentive compensation, including incentive bonuses, service bonuses, and commissions. The Plan allows for discretionary employer contributions. The investment options available under the Non-Qualified Deferred Compensation Plan are similar to those available under the Company’s 401(k) plan. Earnings are credited to the account based on the performance of the investment options selected. Participants vest immediately in their deferrals. As a general rule, payment terms of deferred amounts and investment options are determined by the participant during enrollment and are subject to a deferral of at least two years, except under certain qualifying events, including the participant’s separation from service, a change in control, an unforeseeable emergency, or death. Payment shall be made in a single lump sum or, in the event of a separation from service after reaching age 65, disability, or scheduled in-service distribution, in equal annual installments over the period specified by the participant, not to exceed five years. The following table shows certain information for Named Executive Officers under the Corporation’s Non-Qualified Deferred Compensation Plan. Messrs. Byrd, Perez-Hickman, and Restel are the Named Executive Officers currently participating in the Company’s Non-Qualified Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contribution in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Daryl G. Byrd	465,872	(1)	150,000	(3)	(29,285)	-	3,131,535
Anthony J. Restel	126,934	(2)	-		99,445	-	785,043
Fernando Perez-Hickman	-		3,600,000	(4)	220,784	-	3,820,784
Michael J. Brown	-		-		-	-	-
Elizabeth A. Ardoin	-		-		-	-	-

(1)	Mr. Byrd’s contribution includes $465,872 from vested phantom stock payments.

(2)	Mr. Restel’s contribution includes $75,385 of his 2017 base pay deferred and $51,549 of his bonus earned in 2016 as set forth in the “Summary Compensation Table.”

(3)	Company contribution in 2017 attributable to 2016 service. The Company’s contribution to the Non-Qualified Deferred Compensation Plan attributable to 2017 service was made after December 31, 2017 and is not reflected in the aggregate year-end balance for Mr. Byrd. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

(4)	The Company’s contribution to the Non-Qualified Deferred Compensation Plan in 2017 is pursuant to Mr. Perez-Hickman’s employment agreement effective July 11, 2017. See the “Post Termination and Other Employment Arrangements” section of Compensation Discussion and Analysis for more details regarding Mr. Perez-Hickman’s employee agreement.

2018 Proxy Statement 57

Executive Compensation

Equity Compensation Plan Information

The following table provides information concerning securities authorized for issuance under equity compensation plans, the weighted average price of such securities and the number of securities remaining available for future issuance, as of December 31, 2017.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining and available for future issuance (2)
Plans approved by shareholders	1,264,582	(3)	$58.23	1,602,890
Plans not approved by shareholders	991	(4)	$62.96	-

Total	1,265,573		$58.24	1,602,890

(1)	Restricted stock shares were not included when calculating the weighted-average exercise price.

(2)	Remaining shares available for issuance include 1,602,890 shares under the 2016 Stock Incentive Plan. Shares remaining to be issued subsequent to December 31, 2017 can be issued either as stock option grants or as restricted stock awards. Shares available for issuance will be reduced by one share for each stock option share granted and by two shares for every one share issued as a restricted stock award.

(3)	Number of securities includes 662, 5,906, 207,843, and 364,796 shares of unvested restricted stock granted under the 2005 Incentive Compensation Plan, 2008 Incentive Compensation Plan, 2010 Stock Incentive Plan, and 2016 Stock Incentive Plan, respectively.

(4)	Includes 246 shares available for issuance under the OMNI BANCSHARES, Inc. Amended and Restated Performance and Equity Incentive Plan, which was assumed by the Company in its acquisition of OMNI BANCSHARES, Inc. on June 1, 2011. Also includes 745 shares available for issuance under the Florida Gulf Bancorp, Inc. Officers’ and Employees’ Stock Option Plan, which was assumed by the Company in its acquisition of Florida Gulf Bancorp, Inc. on July 31, 2012.

Potential Payments Upon Termination or Change in Control

The Company provides benefits to the Named Executive Officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that have vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below.

We have entered into Change in Control Severance Agreements with members of senior management, including each of our Named Executive Officers other than Mr. Byrd. Except for these agreements, and our broad-based severance policy, none of our Named Executive Officers, other than President and CEO Byrd and Vice Chairman and Director of Corporate Strategy Perez-Hickman, have employment agreements.

Mr. Byrd’s employment agreement requires payment of compensation and/or benefits under various termination of employment situations. In addition to change in control payments consistent with those of the other Named Executive Officers, if Mr. Byrd’s employment had been terminated at December 31, 2017, he would have been entitled to (i) a salary of $2,812,500 and benefits of $92,697, in the event of termination other than for Cause, death or disability, (ii) annual compensation of $1,125,000, benefits of $43,490, and any appropriate bonus as determined by the Compensation Committee, in the event of termination due to death, and (iii) $43,490 in benefits in the event of termination due to disability. These agreements are described more fully in the “Compensation Discussion and Analysis” section.

Mr. Perez-Hickman’s employment agreement requires payment of compensation under various termination of employment situations. In addition to change in control payments under a separate agreement, if Mr. Perez-Hickman’s employment had been terminated at December 31, 2017, he would have been entitled to (i) a retention bonus of $500,000, in the event of termination due to Just Cause within two years of the Sabadell United acquisition closing date, (ii) a salary of $1,300,000, annual bonus of $500,000, retention bonus of $500,000, and unvested stock awards totaling $3,773,476, in the event of termination without Just Cause, (iii) annual compensation of $1,300,000, annual bonuses totaling $1,000,000, retention bonus of $500,000, and unvested stock awards totaling $3,773,476, in the event of

58	2018 Proxy Statement

Executive Compensation

termination due to death, (iv) annual bonus of $500,000, retention bonus of $500,000, and unvested stock awards totaling $3,773,476, in the event of termination due to disability, (v) annual compensation of $1,300,000, annual bonus of $500,000, retention bonus of $500,000, and unvested stock awards totaling $3,773,476, in the event of resignation with Good Reason within three years of the Sabadell United acquisition closing date, and (vi) retention bonus of $500,000, in the event of resignation without Good Reason within two years of the Sabadell United acquisition closing date. These agreements are described more fully in the “Compensation Discussion and Analysis” section.

In 2017, commencing as of the closing date of the Sabadell United acquisition, we entered into a Change in Control Severance Agreement with Fernando Perez-Hickman. The Change in Control Severance Agreement for Mr. Perez-Hickman provides for severance pay and benefits if within two years of a Change in Control Mr. Perez-Hickman resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. The severance payment is equal to a lump sum cash payment in an amount equal to the sum of a pro rata bonus (unless entitled to a guarantee bonus payment) in an amount determined by multiplying (1) his target bonus for the year of termination or, the average of the annual bonuses awarded, if he does not have a target bonus, for the three fiscal years immediately preceding the date of termination; provided, however, that if he is not employed during each of the three most recently completed fiscal years, then the amount shall be the average of the annual bonuses awarded to him for each fiscal year he was eligible to receive a bonus, by (2) the fraction obtained by dividing the number of days in the year through the date of termination by 365, plus an amount equal to 2.5 times the sum of (x) his base salary in effect at termination and (y) a bonus amount determined as follows in the stated order of priority: (A) if applicable, his guarantee bonus, (B) if not entitled to a guarantee bonus, the target bonus for the year, (C) if he does not have a target bonus, the average of the annual bonuses awarded to him for the three most recently completed fiscal years, or (D) that if he is not employed during each of the three most recently completed fiscal years, then the amount shall be the average of the annual bonuses awarded to him for each fiscal year he was eligible to receive a bonus. In addition, he will receive a lump sum cash payment in an amount equal to the sum of the aggregate monthly premium that would be paid by him and the Company to obtain group health plan coverage plus the aggregate monthly premium that would be paid by him and the Company to obtain group term life insurance, multiplied by 36, less applicable withholding taxes.

Mr. Perez-Hickman’s Change in Control severance agreement does not provide for a Section 280(g) gross up payment. The agreement stipulates that in the event severance benefits are subject to the excise tax under IRC Section 4999, the amount payable to him would be reduced to the 280G Maximum if the reduction would result in him receiving a greater after tax amount.

In 2000, we entered into a separate Change in Control Severance Agreement with Michael J. Brown providing for severance pay and benefits upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control Mr. Brown resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In 2006, we amended and restated the 2005 Change in Control Severance Agreement with Anthony J. Restel, and in 2013, we amended and restated the 2005 Change in Control Severance Agreement with Elizabeth A. Ardoin. The severance payment is 100% in the case of Mr. Brown, Mr. Restel, and Mrs. Ardoin, of each individual’s 280G Maximum, defined generally as 2.99 times their average compensation over the previous five years. In addition, each will be entitled to continued medical and life insurance benefits at the Company’s expense for 39 months following termination of employment. We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement. Each of these agreements was amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code Section 409A.

2018 Proxy Statement 59

Executive Compensation

As of December 31, 2017, NEOs held unexercisable options to purchase common stock and unvested shares of restricted common stock, phantom stock, restricted share units and performance units listed in the “Outstanding Equity Awards at Fiscal Year-End” table.

Name	Cash Severance	Stock Option Acceleration(1)	Restricted Stock, Phantom Stock, RSUs and Performance Units Acceleration(2)	Benefits(3)	Tax Payments(4)	Total
Daryl G. Byrd	$10,977,666	$668,548	$9,217,454	$120,506	$5,742,109	$26,726,283
Anthony J. Restel	$4,245,427	$178,020	$3,290,307	$ 89,590	$2,242,870	$10,046,214
Fernando Perez-Hickman	$3,429,725	$ -	$3,773,476	$ -	$ -	$7,203,201
Michael J. Brown	$5,626,893	$232,141	$3,761,521	$101,418	$2,870,355	$12,592,328
Elizabeth A. Ardoin	$2,725,054	$111,774	$2,225,421	$ 88,751	$1,475,554	$6,626,554

(1)	Assumes the immediate vesting of all unvested in-the-money stock options and the associated cash proceeds resulting from a same day sale exercise of only those previously unvested stock options using the fair market value of our common stock at December 31, 2017, of $77.50.

(2)	Assumes the immediate vesting of all unvested restricted and phantom stock, restricted share units and performance units upon a Change in Control using the fair market value of our common stock at December 31, 2017, of $77.50.

(3)	Represents the cost to continue medical insurance, life insurance and other benefits for a period of 39 months following termination.

(4)	Represents taxes associated with “excess parachute payments.” These taxes include any excise tax imposed under Section 4999 of the Internal Revenue Code as well as any federal, state or local tax resulting from the excise tax payment.

CEO Pay Ratio

In August 2015 pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Securities and Exchange Commission (“SEC”) adopted a rule requiring annual disclosure of the ratio of the median associate’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”).

Mr. Byrd, President and CEO, had 2017 annual total compensation of $7,677,640 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median associate’s annual total compensation for 2017 was $59,313. The resulting ratio of our CEO’s pay to the pay of our median associate for fiscal year 2017 is approximately 129:1. The resulting ratio, excluding the one-time special acquisition incentive referenced earlier in this Compensation Discussion and Analysis, is approximately 82:1.

We identified the median associate by examining the 2017 total cash compensation for all individuals, excluding the CEO, who were employed by us on October 2, 2017. We included all associates, whether employed on a full-time or part-time basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation which, for purposes of this calculation, includes annualized base salary, annual cash bonus, incentives and commissions. We believe the use of total cash compensation for all associates is a consistently applied compensation measure because we do not widely distribute annual equity awards to associates.

After identifying the median associate based on total cash compensation, we calculated annual total compensation for such associate using the same methodology we use for our Named Executive Officers as set forth in the 2017 Summary Compensation Table included in this Proxy Statement.

60	2018 Proxy Statement

Director Compensation

The following table provides information concerning the fees earned and other compensation of the Board of Directors for the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
William H. Fenstermaker	86,581		93,900	-	180,481
Harry V. Barton, Jr.	72,497	(1)	93,900	-	166,397
E. Stewart Shea, III	71,041		93,900	-	164,941
Elaine D. Abell	71,041		93,900	-	164,941
Ernest P. Breaux, Jr.	71,041		93,900	-	164,941
John N. Casbon	71,041		93,900	-	164,941
Rick E. Maples	69,791		93,900	-	163,691
Angus R. Cooper, II	66,666		93,900	-	160,566
John E. Koerner, III	66,666	(1)	93,900	-	160,566
David H. Welch	66,666		93,900	-	160,566

(1)	Amounts include monthly board member fees deferred under the Company’s Non-qualified Deferred Compensation Plan. Mr. Barton and Mr. Koerner deferred $65,250 and $60,000, respectively, during 2017.

(2)	Each outside director was granted 1,200 shares of restricted stock on June 1, 2017 with a grant date fair value of $78.25 per share. Awards become vested and non-forfeitable on the first anniversary from the date of the award. At December 31, 2017, all directors had 1,200 shares of unvested restricted stock outstanding.

Cash and Stock Payments. A new compensation package was awarded to the directors effective June 1, 2017. Each director who is not employed (referred to as outside directors or non-management directors), except the Chairman, will be paid an annual cash retainer of $70,000. The Chairman will receive an annual cash retainer of $97,000. In addition to the cash retainers received, a director who is a chairman on a committee will receive an annual committee chair retainer of $7,500, with the exception of the Audit Committee, in which the director will receive an annual committee chair retainer of $10,000.

Each outside director, except the Chairman was paid a fee of $5,167 per month from January to May. The Chairman received a fee of $6,000 per month from January to May. Directors Abell, Breaux, Casbon and Shea were paid a fee of $6,458 per month from June to December. Directors Cooper, Koerner and Welch were paid a fee of $5,833 per month from June to December. Director Maples was paid a fee of $5,833 for June and July and a fee of $6,458 from August to December. Director Barton was paid a fee of $6,666 from June to December and Chairman Fenstermaker was paid $8,083 from June to December. During 2017, Daryl G. Byrd, President and CEO, was the only director employed by the Company.

During 2017, the Compensation Committee authorized each outside director to receive 1,200 shares of restricted stock (which were valued based on the closing price of the common stock of $78.25 as of June 1, 2017, the date of the award). All of these shares of restricted stock will vest over a one-year period, and the total value of these awards will be allocated on the first anniversary from the date of the award. The Company did not issue any stock options or non-equity incentive compensation to any member of its Board of Directors. In addition, the Company does not sponsor a defined benefit pension plan and has not paid other forms of compensation as defined in Item 402(j) of Regulation S-K to its Board of Directors during 2017.

The Compensation Committee annually reviews and makes recommendations regarding director compensation. These recommendations are based upon, among other things, the Committee’s consideration of compensation paid to directors of comparable financial institutions and advice from its independent compensation consultant as to the reasonableness of the compensation package.

Other Benefits. Our Articles of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. We also provide our directors with customary directors and officers liability insurance coverage.

2018 Proxy Statement 61

Executive Officers

The following table sets forth the name of each current executive officer and the principal position he or she holds.

Name	Age	Position
Daryl G. Byrd	63	President and Chief Executive Officer
Anthony J. Restel	48	Vice Chairman and Chief Financial Officer
Fernando Perez-Hickman	51	Vice Chairman and Director of Corporate Strategy
Michael J. Brown	54	Vice Chairman and Chief Operating Officer
Elizabeth A. Ardoin	49	Senior Executive Vice President and Director of Communications, Corporate Real Estate, and Human Resources
Terry L. Akins	54	Senior Executive Vice President and Chief Risk Officer
Robert M. Kottler	59	Executive Vice President and Director of Retail, Small Business and Mortgage
H. Spurgeon Mackie, Jr.	67	Executive Vice President and Chief Credit Officer
Jefferson G. Parker	65	Vice Chairman and Director of Capital Markets and Investor Relations
M. Scott Price	40	Executive Vice President, Corporate Controller and Chief Accounting Officer
Monica Sylvain	49	Executive Vice President and Chief Diversity Officer
Robert B. Worley, Jr.	58	Executive Vice President, General Counsel and Corporate Secretary
Nicolas Young	41	Executive Vice President and Deputy Chief Credit Officer

DARYL G. BYRD has served as President since 1999 and as Chief Executive Officer since 2000. He also serves as President and Chief Executive Officer of IBERIABANK.

ANTHONY J. RESTEL serves as Vice Chairman and Chief Financial Officer and has been with the Company since 2005. Mr. Restel was hired as Vice President and Treasurer in 2001 and previously served as Chief Credit Officer of our bank subsidiary.

FERNANDO PEREZ-HICKMAN joined the Company in August 2017 as Vice Chairman and Director of Corporate Strategy, after serving as Chairman of Sabadell United Bank until it was acquired by IBERIABANK. Mr. Perez-Hickman oversees the Company’s M&A and Corporate Strategy initiatives as well as the Retail, Mortgage and Wealth Management businesses.

MICHAEL J. BROWN joined the Company in 2001 and serves as Vice Chairman and Chief Operating Officer. Mr. Brown is responsible for management of all of the Company’s banking markets, treasury management and the corporate finance division.

ELIZABETH A. ARDOIN joined the Company in 2002 and currently serves as Senior Executive Vice President and Director of Communications, responsible for Marketing, Public Relations, Human Resources, Corporate Real Estate as well as serves as Chief of Staff to the CEO.

TERRY L. AKINS has served as Senior Executive Vice President and Chief Risk Officer since June 2017. Joining the Company in 2002, Ms. Akins previously served as Executive Vice President responsible for commercial and private banking segment resources for the markets.

ROBERT M. KOTTLER has served as Executive Vice President and Director of Retail and Small Business since 2011. Mr. Kottler is responsible for the Retail Segment, including retail operations, consumer lending, credit cards, sales, and small business. He also serves as Director of Mortgage.

H. SPURGEON MACKIE, JR. served as Executive Vice President and Chief Credit Officer from 2013—February 2018. He joined the Company in 2010 and served as Executive Vice President and Chief Credit Officer. Mr. Mackie continues to serve in a senior credit role for the Company.

JEFFERSON G. PARKER serves as Vice Chairman and Director of Capital Markets and Investor Relations and has been employed with the Company since 2009. Mr. Parker served on the IBERIABANK Corporation Board of Directors from 2001-2009, and resigned from the Board of Directors upon his employment with the Company.

M. SCOTT PRICE has served as Executive Vice President, Chief Accounting Officer and Corporate Controller since 2012. From 2004 to 2012, Mr. Price served in various accounting roles at Regions Financial Corporation.

MONICA R. SYLVAIN joined the Company in March 2018 as Executive Vice President and Chief Diversity Officer. Prior to joining the Company, Dr. Sylvain (Ph.D. Analytical Chemistry) founded and led Posse New Orleans, a regional site of The Posse Foundation—one of the nation’s premier college success, leadership cultivation and workforce diversification organizations, which was founded in 1989.

62	2018 Proxy Statement

Executive Officers

ROBERT B. WORLEY, JR. has served as Executive Vice President, General Counsel and Secretary since his joining the Company in 2011.

NICOLAS YOUNG has served as Deputy Chief Credit Officer since January 2018. Before joining IBERIABANK, Mr. Young was the Chief Credit Officer for Banco Sabadell Group in the Americas and Global Corporate Banking.

2018 Proxy Statement 63

Certain Transactions

A number of our directors, executive officers, and members of their immediate families, as well as organizations with which they are affiliated, were clients of IBERIABANK during 2017. All loans to our related persons-as defined in Instruction 1 to Item 404(a) of Regulation S-K-were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those provided at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

IBERIABANK and several other financial institutions previously extended credit (the “Credit Facility”) under a multi-bank syndicated credit facility to Stone Energy Corporation (the “Borrower”). One of the Company’s directors, David H. Welch, was previously the Chairman, President and Chief Executive Officer of the Borrower. IBERIABANK held a portion of the total commitments from twelve banks under the Credit Facility. On December 14, 2016, the Borrower filed for Chapter 11 Bankruptcy with the U.S. Bankruptcy Court in the Southern District of Texas. At January 1, 2017, the outstanding amount due to IBERIABANK under the Credit Facility (approximately $20.3 million) was on non-accrual status. On February 28, 2017, the Borrower’s Second Amended Joint Prepackaged Plan of Reorganization became effective, and the Borrower satisfied the entire amount due and owing to the financial institutions. On that same date, having emerged from the Chapter 11 bankruptcy, the Borrower entered into the new Exit Facility with the lenders. IBERIABANK holds a pro-rata share, or $12 million, of the total committed under the Exit Facility. Prior to Dr. Welch’s retirement from the Borrower, there were no draws or outstanding amounts under the Exit Facility.

On August 28, 2017, John R. Davis resigned as Senior Executive Vice President—Mergers and Acquisitions and Investor Relations of the Company, effective August 31, 2017. In connection with his resignation, Mr. Davis entered into a Separation Agreement dated August 28,

2017 with the Company pursuant to which the Company agreed to pay him a severance payment of $600,000 in exchange for and in consideration of the obligations set out in the agreement. In addition, if Mr. Davis elects and maintains benefits under COBRA, the Company will pay medical and dental benefits for the 18-month eligibility period following the last day of his employment and, in consideration of Mr. Davis having complied with his obligations under the agreement, the Company paid Mr. Davis $400,000 on March 1, 2018. As a condition to his receipt of benefits under the agreement, Mr. Davis agreed to release any and all claims against the Company and to covenants with respect to client non-solicitation and employee non-recruitment.

The Sarbanes-Oxley Act of 2002 generally prohibits a public company from extending or renewing credit or arranging the extension or renewal of credit to an officer or director. However, this prohibition does not apply to loans made by depository institutions such as IBERIABANK that are insured by the Federal Deposit Insurance Corporation and are subject to the insider lending restrictions of the Federal Reserve Board’s Regulation O. Accordingly, we permit our directors and executive officers, their family members and their related interests, to establish and maintain banking and business relationships in the ordinary course of business with IBERIABANK. With respect to lending activities, IBERIABANK has policies governing affiliate and insider lending transactions. These policies prohibit extensions of credit to “insiders,” as defined in the policies, unless the extension of credit:

•	is made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with members of the general public; and

•	does not involve more than the normal risk of repayment or present other unfavorable features.

Review, Approval or Ratification of Transactions With Related Persons

Audit Committee review is required for any lending transaction that alone or together with other extensions of credit to an “insider” exceeds $120,000 and does not meet the criteria noted above or which becomes a past due, nonaccrual, restructured or a potential problem loan as of year-end under applicable SEC rules. Also, in compliance with Regulation O, a majority of the Board of Directors of IBERIABANK must approve in advance any extension of credit to any director or executive officer or any of their related entities where the aggregate lending relationship exceeds $500,000. A director with an interest in the extension of credit must abstain from voting or participating in the discussion and approval of the extension of credit.

An extension of credit covered by Regulation O to executive officers must be promptly reported to the Board of Directors of IBERIABANK; preceded by the

64	2018 Proxy Statement

Certain Transactions

submission of a detailed personal financial statement; and made subject to the written provision that the loan will, at the option of IBERIABANK, be due and payable at any time that the executive officer is indebted to any other bank or banks in an amount greater than the dollar thresholds set forth above.

In order to promote compliance with applicable laws, regulations and rules pertaining to “insider” lending transactions discussed above, we have appointed an officer to assist in identifying and reviewing pertinent transactions with identified “insiders.” The officer annually receives lists of all directors and executive officers of the Company and IBERIABANK and any other subsidiaries, as well as a list of our principal shareholders, if any. The information collected from directors and executive officers includes the names of these individuals and their family members, as well as the names of their related interests, which are referred to as “covered entities.” The officer will promptly notify the chief risk officer in the event the officer detects an extension of credit to an “insider” that appears to violate the policy.

2018 Proxy Statement 65

Shareholder Proposals

Any proposal which a shareholder wishes to have included in the proxy materials relating to the next Annual Meeting of Shareholders must be in compliance with Rule 14a-8 under the 1934 Act and received at our principal executive offices, 200 West Congress Street, Lafayette, Louisiana 70501, Attention: Robert B. Worley, Jr., Secretary, no later than December 10, 2018. With respect to the 2019 Annual Meeting of Shareholders, if we are not provided notice of a shareholder proposal by such date, it will not be included in our Proxy Statement and form of proxy.

Shareholder proposals which are not submitted for inclusion in our proxy materials may be brought before an annual meeting pursuant to Article 9D of our Articles of Incorporation, which provides that the shareholder must give timely notice thereof in writing to our Secretary, setting forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on our books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of our capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have). To be timely with respect to the Annual Meeting of Shareholders to be held in 2019, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than 60 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders, or March 10, 2019. With respect to the 2019 Annual Meeting of Shareholders, if we do not receive a shareholder’s notice by such date, proxy holders will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the Proxy Statement.

In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

66	2018 Proxy Statement

Other Matters

Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting as to which proxies in the accompanying form confers discretionary authority the persons named therein will vote such proxies as determined by a majority of the Board of Directors.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, IBERIABANK CORPORATION, 200 WEST CONGRESS STREET, 12TH FLOOR, LAFAYETTE, LOUISIANA 70501.

By Order of the Board of Directors

Robert B. Worley, Jr.

Secretary

Lafayette, Louisiana

April 9, 2018

Important Notice Regarding the Availability of Proxy Materials for the

2018 Annual Meeting of Shareholders to be held on May 9, 2018

This Notice and Proxy Statement, the Company’s 2017 Annual Report to Shareholders and the Company’s

Annual Report on Form 10-K for the year ended December 31, 2017, are available electronically at

http://www.iberiabank.com/globalassets/proxy-2018.pdf

2018 Proxy Statement 67

IBERIABANK Corporation™

200 West Congress Street
Lafayette, Louisiana 70501
337.521.4012
www.iberiabank.com

Member FDIC

EQUAL HOUSING LENDER

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 9, 2018.

Vote by Internet • Go to www.investorvote.com/IBKC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal —	The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 listed hereon.

1. Election of Directors: Nominees for a three-year term expiring in 2021:

01 - Ernest P. Breaux, Jr.	02 - Daryl G. Byrd	03 - John N. Casbon	04 - John E. Koerner III

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐	3. Approval, on an advisory basis, of the compensation of the Named Executive Officers.	☐	☐	☐
Note: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02S8AB

Annual Meeting Admission Ticket

Annual Meeting of

IBERIABANK Corporation Shareholders

May 9, 2018, 4:00 PM, Central Time

Windsor Court Hotel

300 Gravier Street

New Orleans, Louisiana 70130

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — IBERIABANK Corporation

Notice of Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2018

E. Stewart Shea, III and Rick E. Maples, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of IBERIABANK Corporation to be held on May 9, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as specified. If no such directions are indicated, this proxy will be voted FOR Proposals 1, 2 and 3. If any other business is presented as to which this proxy confers discretionary authority, this proxy will be voted as determined by a majority of the Board of Directors. You may revoke this proxy at any time before the time it is voted at the Annual Meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 listed hereon.

1.	Election of Directors:						+
Nominees for a three-year term expiring in 2021:
01 - Ernest P. Breaux, Jr. 02 - Daryl G. Byrd 03 - John N. Casbon 04 - John E. Koerner III

	☐	Mark here to vote FOR all nominee	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐	3. Approval, on an advisory basis, of the compensation of the Named Executive Officers.	☐	☐	☐

Note: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02S8BB

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — IBERIABANK Corporation

Notice of Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2018

E. Stewart Shea, III and Rick E. Maples, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of IBERIABANK Corporation to be held on May 9, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as specified. If no such directions are indicated, this proxy will be voted FOR Proposals 1, 2 and 3. If any other business is presented as to which this proxy confers discretionary authority, this proxy will be voted as determined by a majority of the Board of Directors. You may revoke this proxy at any time before the time it is voted at the Annual Meeting.

(Items to be voted appear on reverse side.)

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your Authorization Form, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Authorizations submitted by the Internet or telephone must be received by 5:00 p.m., Central Time, on May 4, 2018.

Vote by Internet • Go to www.investorvote.com/IBKC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal —	The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 listed hereon.

1. Election of Directors: Nominees for a three-year term expiring in 2021:

01 - Ernest P. Breaux, Jr.	02 - Daryl G. Byrd	03 - John N. Casbon	04 - John E. Koerner III

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐	3. Approval, on an advisory basis, of the compensation of the Named Executive Officers.	☐	☐	☐

Note: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02S8CD

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Authorization — IBERIABANK CORPORATION RETIREMENT SAVINGS PLAN

EMPLOYEE STOCK OWNERSHIP VOTE AUTHORIZATION FORM

Solicited on behalf of the Trustee of the IBERIABANK Corporation Retirement Savings Plan

I understand that I have the right to direct the IBERIABANK Corporation Retirement Savings Plan (the “Plan”) trustee (the “Trustee”) to vote my proportionate interest in the common stock of IBERIABANK Corporation held in my Plan accounts. I have been advised that my voting instructions are solicited for the Annual Meeting of Shareholders of IBERIABANK Corporation to be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana on Wednesday, May 9, 2018, at 4:00 p.m., Central Time, or an adjournment or postponement thereof (the “Annual Meeting”).

I hereby direct the Trustee to vote my shares as follows:

If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the Plan. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

The Trustee is hereby authorized and directed to vote my proportionate interest in the common stock of IBERIABANK Corporation in my Plan account as indicated above. If I do not return this form in a timely manner, no instruction is specified or the form is returned signed without instruction, shares representing my interest in the Plan will be voted in proportion to the manner in which other participants have voted their interests, subject to the determination that such a vote is for the exclusive benefit of Plan participants and beneficiaries.

I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Annual Meeting and Annual Meeting Proxy Statement, dated April 9, 2018. If you have any questions regarding your vote authorization, please contact Human Resources at (337) 521-4041.

IBERIABANK CORPORATION

CONFIDENTIAL IBERIABANK CORPORATION RETIREMENT SAVINGS PLAN

VOTING INSTRUCTIONS

SOLICITED ON BEHALF OF THE TRUSTEE OF THE

IBERIABANK CORPORATION RETIREMENT SAVINGS PLAN

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2018

Shares of common stock of IBERIABANK Corporation (the “Company”) are held by the Retirement Savings Plan (the “Plan”) in the participants’ accounts. In accordance with the Plan’s documents, shares of the Company’s common stock held by the Plan are eligible to be counted toward the shareholder vote at the Company’s Annual Meeting of Shareholders to be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, on Wednesday, May 9, 2018, at 4:00 p.m., local time (the “Meeting”). Therefore, as a participant in the Plan with an investment in shares of Company common stock as of March 21, 2018, the record date for the Meeting, you are eligible to direct the vote of your proportionate share of the Company common stock held in the Plan.

The 2018 Annual Meeting Proxy Statement of the Company is available at http://ir.iberiabank.com.

The Prudential Bank & Trust, FSB is the trustee of the Retirement Savings Plan. The Trustee is directed to vote those shares of the Company common stock held in the Plan proportionately in accordance with the timely voting instructions it receives from participants. The Company has retained Computershare as its agent to receive the Plan Vote Authorization Forms completed by participants in the Plan and to tabulate the results.

The Trustee is forwarding the Confidential Plan Voting Instructions and Plan Vote Authorization Form so that you may convey your individual voting instructions to the Trustee on the matters to be considered and voted upon at the Meeting and on such other business as may properly come before the Meeting or any adjournment thereof. The Company is not aware of any business to be brought before the Meeting other than as set forth in the accompanying proxy statement. Your individual vote will not be revealed to the Company. In order to direct the voting of your proportionate share of the Company common stock held in the Plan, your vote must be received by Computershare by 5:00 p.m., Central Time, on May 4, 2018. You can vote electronically by following the instructions on the enclosed Plan Vote Authorization Form or you can sign, date, and mail the enclosed Plan Vote Authorization Form to Computershare, the voting tabulator, at the following address: Computershare, P.O. Box 505000, Louisville, KY 40233.

Your vote and the votes of other participants will be tallied by Computershare and the results provided to the Trustee who will:

1.	vote the shares held in the Plan on the proposals specified on the Plan Vote Authorization Form, based on the timely voting instructions they have received from participants; and
2.

vote the shares as to which participants have not given timely instructions in the same proportion as the shares for which they have received timely voting instructions to vote, so long as such vote is solely in the interests of the participants and beneficiaries and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. The effect of the foregoing procedure is that all shares of the Company common stock held in the Plan will be voted on the proposals specified on the Plan Vote Authorization Form in the same proportion as the votes timely received from participants

If you have any questions regarding these Voting Instructions, please contact Human Resources at (337) 521-4041.
02S8DF